                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                  Registration No. 333-131591-09

                  CWABS ASSET-BACKED CERTIFICATES TRUST 2006-7
                                 Issuing Entity

                                FINAL TERM SHEET

                              [LOGO] CountryWide(R)

                          $1,017,378,100 (APPROXIMATE)

                                   CWABS, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               Sponsor and Seller

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 Master Servicer

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS)
WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU
INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT
THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY
VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                   FREE WRITING PROSPECTUS DATED JUNE 26, 2006

              CWABS, INC. ASSET-BACKED CERTIFICATES, SERIES 2006-7

             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING JULY 25, 2006

The following classes of certificates are being offered pursuant to this free writing prospectus:

---------------------------------------------------------------     ---------------------------------------------------------------
          ORIGINAL                                                           ORIGINAL
        CERTIFICATE                                                         CERTIFICATE
         PRINCIPAL      PRICE TO    UNDERWRITING   PROCEEDS TO               PRINCIPAL     PRICE TO    UNDERWRITING   PROCEEDS TO
CLASS    BALANCE(1)      PUBLIC       DISCOUNT     DEPOSITOR(2)     CLASS   BALANCE(1)      PUBLIC       DISCOUNT     DEPOSITOR(2)
---------------------------------------------------------------     ---------------------------------------------------------------

1-A     $313,365,000   100.00000%     0.05208%      99.94792%       M-4     $17,748,000   100.00000%     1.04167%      98.95833%
---------------------------------------------------------------     ---------------------------------------------------------------
2-A-1   $246,320,000   100.00000%     0.05217%      99.94783%       M-5     $17,748,000   100.00000%     1.20000%      98.80000%
---------------------------------------------------------------     ---------------------------------------------------------------
2-A-2   $ 56,242,000   100.00000%     0.10417%      99.89583%       M-6     $15,138,000   100.00000%     1.25000%      98.75000%
---------------------------------------------------------------     ---------------------------------------------------------------
2-A-3   $137,245,000   100.00000%     0.10417%      99.89583%       M-7     $15,138,000   100.00000%     1.33333%      98.66667%
---------------------------------------------------------------     ---------------------------------------------------------------
2-A-4   $ 85,682,000   100.00000%     0.10417%      99.89583%       M-8     $13,050,000   100.00000%     1.66667%      98.33333%
---------------------------------------------------------------     ---------------------------------------------------------------
M-1     $ 38,628,000   100.00000%     0.46833%      99.53167%       M-9     $ 6,786,000   100.00000%     1.66667%      98.33333%
---------------------------------------------------------------     ---------------------------------------------------------------
M-2     $ 34,452,000   100.00000%     0.52000%      99.48000%       A-R     $       100      (3)           (3)            (3)
---------------------------------------------------------------     ---------------------------------------------------------------
M-3     $ 19,836,000   100.00000%     0.69167%      99.30833%
---------------------------------------------------------------     ---------------------------------------------------------------

      _________________
      (1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10%.

      (2)   Before deducting expenses payable by the Depositor estimated to be approximately $778,000 in the aggregate.

      (3)   The Class A-R Certificates will not be purchased by the underwriter and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans.

ISSUING ENTITY

CWABS Asset-Backed Certificates Trust 2006-7, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of
Countrywide Financial Corporation, a Delaware corporation.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York, a New York banking corporation.

THE NIM INSURER

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

Initial Mortgage Loans:

For any initial mortgage loan, the later of June 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

CLOSING DATE

On or about June 28, 2006.

PRE-FUNDING

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount). Any pre-funded amount will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x)
the date the amount in the pre-funding account is less than $175,000 and (y)
September 24, 2006.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and

                                        1

additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates on or prior to the October 2006 distribution date, Countrywide Home
Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

THE MORTGAGE LOANS

The mortgage pool will consist of fixed and adjustable rate, credit-blemished mortgage loans that are secured by first and second liens on one- to four-family residential properties. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a "loan group." Loan group 1 will consist of first and second lien conforming balance fixed and adjustable rate mortgage loans. Loan group 2 will consist of first and second lien fixed and adjustable rate mortgage loans.

STATISTICAL CALCULATION INFORMATION

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of June 1,
2006, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance.
As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $731,746,999.

Statistical calculation information for the mortgage loans in loan group 1 and loan group 2 and in the statistical calculation pool as a whole is set forth in tabular format in Annex A attached to this free writing prospectus.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance                      $274,876,200

Weighted Average Mortgage Rate                                 8.511%

Range of Mortgage Rates                             4.750% to 15.125%

Average Current Principal Balance                            $151,698

Range of Current Principal Balances               $12,628 to $535,375

Weighted Average Original
   Loan-to-Value Ratio/Combined
   Loan-to-Value Ratio                                         80.10%

Weighted Average Original Term to Maturity                 364 months

Weighted Average Credit Bureau Risk Score                         600

Weighted Average Remaining Term to Stated Maturity         363 months

Weighted Average Gross Margin*                                 6.517%

Weighted Average Maximum Mortgage Rate*                       15.097%

Weighted Average Minimum Mortgage Rate*                        8.174%

Percentage Originated under Full Doc Program                   60.56%

Geographic Concentrations in excess of 10%:

   California                                                  13.34%

   Florida                                                     12.20%

_________________
* Percentage presented only reflects those group 1 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance                      $456,870,799

                                        2

Weighted Average Mortgage Rate                                 8.407%

Range of Mortgage Rates                             5.500% to 14.625%

Average Current Principal Balance                            $198,467

Range of Current Principal Balances               $14,960 to $997,220

Weighted Average Original
   Loan-to-Value Ratio/Combined
   Loan-to-Value Ratio                                         80.84%

Weighted Average Original Term to Maturity                 360 months

Weighted Average Credit Bureau Risk Score                         621

Weighted Average Remaining Term to Stated Maturity         358 months

Weighted Average Gross Margin*                                 6.629%

Weighted Average Maximum Mortgage Rate*                       15.175%

Weighted Average Minimum Mortgage Rate*                        8.239%

Percentage Originated under Full Doc Program                   58.05%

Geographic Concentrations in excess of 10%:

   California                                                  31.30%

   Florida                                                     12.85%

_________________
* Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

The following characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than the permitted variance shown in the following table:

           CHARACTERISTIC                                PERMITTED VARIANCE
----------------------------------------------------------------------------
Weighted Average Mortgage Rate                                +/-0.10%

Weighted Average Original
   Loan-to-Value Ratio                                        +/-3.00%

Weighted Average Credit Bureau Risk Score                   +/-5 points

Percentage Originated under Full Doc Program                  +/-3.00%

Weighted Average Gross Margin of
   Adjustable Rate Mortgage Loans                             +/-0.10%

Maximum California Concentration                               50.00%

                                        3

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                              INITIAL
                            CERTIFICATE                                  LAST SCHEDULED     INITIAL       INITIAL
                             PRINCIPAL                                    DISTRIBUTION       RATING       RATING
         CLASS              BALANCE (1)               TYPE                    DATE        (MOODY'S)(2)   (S&P)(2)
------------------------    ------------   ---------------------------   --------------   ------------   ---------

OFFERED
CERTIFICATES
1-A.....................    $313,365,000     Senior/Adjustable Rate        April 2046         Aaa           AAA
2-A-1...................    $246,320,000     Senior/Adjustable Rate      November 2027        Aaa           AAA
2-A-2...................    $ 56,242,000     Senior/Adjustable Rate      November 2029        Aaa           AAA
2-A-3...................    $137,245,000     Senior/Adjustable Rate       January 2035        Aaa           AAA
2-A-4...................    $ 85,682,000     Senior/Adjustable Rate        April 2046         Aaa           AAA
M-1.....................    $ 38,628,000   Subordinate/Adjustable Rate     April 2045         Aa1           AA+
M-2.....................    $ 34,452,000   Subordinate/Adjustable Rate   November 2044        Aa2           AA
M-3.....................    $ 19,836,000   Subordinate/Adjustable Rate     April 2044         Aa3           AA
M-4.....................    $ 17,748,000   Subordinate/Adjustable Rate   September 2043        A1           AA-
M-5.....................    $ 17,748,000   Subordinate/Adjustable Rate   December 2042         A2           A+
M-6.....................    $ 15,138,000   Subordinate/Adjustable Rate   September 2041        A3            A
M-7.....................    $ 15,138,000   Subordinate/Adjustable Rate   November 2039        Baa1         BBB+
M-8.....................    $ 13,050,000   Subordinate/Adjustable Rate   November 2036        Baa2          BBB
M-9.....................    $  6,786,000   Subordinate/Adjustable Rate    August 2036         Baa3         BBB-
A-R.....................    $        100      Senior/REMIC Residual        July 2006          Aaa           AAA
NON-OFFERED
CERTIFICATES (3)
B.......................    $ 10,962,000   Subordinate/Adjustable Rate     June 2036          Ba1           BB+
P.......................    $        100       Prepayment Charges             N/A             N/R           N/R
C.......................        N/A                 Residual                  N/A             N/R           N/R

_________________

(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.

(2)   The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("MOODY'S") and
      Standard & Poor's Ratings Services, a division of The McGraw-Hill
      Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)   The Class B, Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

                                        4

The certificates will also have the following characteristics:

                            PASS-THROUGH RATE    PASS-THROUGH RATE
                  RELATED      ON OR BEFORE            AFTER                                    INTEREST
                   LOAN          OPTIONAL             OPTIONAL                                  ACCRUAL
    CLASS          GROUP     TERMINATION DATE     TERMINATION DATE    DELAY/ACCRUAL PERIOD     CONVENTION
---------------   -------   ------------------   ------------------   --------------------   --------------

OFFERED
CERTIFICATES
1-A...........       1      LIBOR + 0.130% (1)   LIBOR + 0.260% (1)           (2)            Actual/360 (3)
2-A-1.........       2      LIBOR + 0.030% (1)   LIBOR + 0.060% (1)           (2)            Actual/360 (3)
2-A-2.........       2      LIBOR + 0.090% (1)   LIBOR + 0.180% (1)           (2)            Actual/360 (3)
2-A-3.........       2      LIBOR + 0.150% (1)   LIBOR + 0.300% (1)           (2)            Actual/360 (3)
2-A-4.........       2      LIBOR + 0.250% (1)   LIBOR + 0.500% (1)           (2)            Actual/360 (3)
M-1...........    1 and 2   LIBOR + 0.280% (1)   LIBOR + 0.420% (1)           (2)            Actual/360 (3)
M-2...........    1 and 2   LIBOR + 0.300% (1)   LIBOR + 0.450% (1)           (2)            Actual/360 (3)
M-3...........    1 and 2   LIBOR + 0.310% (1)   LIBOR + 0.465% (1)           (2)            Actual/360 (3)
M-4...........    1 and 2   LIBOR + 0.360% (1)   LIBOR + 0.540% (1)           (2)            Actual/360 (3)
M-5...........    1 and 2   LIBOR + 0.380% (1)   LIBOR + 0.570% (1)           (2)            Actual/360 (3)
M-6...........    1 and 2   LIBOR + 0.460% (1)   LIBOR + 0.690% (1)           (2)            Actual/360 (3)
M-7...........    1 and 2   LIBOR + 0.900% (1)   LIBOR + 1.350% (1)           (2)            Actual/360 (3)
M-8...........    1 and 2   LIBOR + 1.100% (1)   LIBOR + 1.650% (1)           (2)            Actual/360 (3)
M-9...........    1 and 2   LIBOR + 1.900% (1)   LIBOR + 2.850% (1)           (2)            Actual/360 (3)
A-R...........    1 and 2          (4)                  (4)                   N/A                 N/A
NON-OFFERED
CERTIFICATES
B.............    1 and 2   LIBOR + 2.500% (1)   LIBOR + 3.750% (1)           (2)            Actual/360 (3)
P.............    1 and 2          N/A                  N/A                   N/A                 N/A
C.............    1 and 2          N/A                  N/A                   N/A                 N/A

_________________
(1)   The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under "Description of the
      Certificates -- Distributions -- Distributions of Interest." LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under "Description of the Certificates --
      Calculation of One-Month LIBOR."

(2)   The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)   Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)   The Class A-R Certificates will not accrue any interest.

                                        5

DESIGNATIONS

  DESIGNATION                      CLASS OF CERTIFICATES
---------------          -----------------------------------------
Class A                  Class 1-A and Class 2-A Certificates.
  Certificates:

Class 2-A                Class 2-A-1, Class 2-A-2, Class 2-A-3
  Certificates:          and Class 2-A-4 Certificates.

Senior                   Class A and Class A-R Certificates.
  Certificates:

Class M                  Class M-1, Class M-2, Class M-3,
  Certificates:          Class M-4, Class M-5, Class M-6,
                         Class M-7, Class M-8 and Class M-9
                         Certificates.

Subordinate              Class M and Class B Certificates.
  Certificates:

Adjustable Rate          Class A Certificates and Subordinate
  Certificates           Certificates.
  or Swap
  Certificates:

Offered                  Class 1-A, Class 2-A-1, Class 2-A-2,
  Certificates:          Class 2-A-3, Class 2-A-4, Class M-1,
                         Class M-2, Class M-3, Class M-4, Class
                         M-5, Class M-6, Class M-7, Class M-8, Class
                         M-9 and Class A-R Certificates.

RECORD DATE

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates:

The last business day of the month preceding the month of a distribution date.

DENOMINATIONS

$20,000 and multiples of $1 in excess thereof, except that the Class A-R
Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

REGISTRATION OF CERTIFICATES

Adjustable Rate Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or
Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on July 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

INTEREST PAYMENTS

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

o   the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

o   any interest due on a prior distribution date that was not paid.

The accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 5.

For each class of subordinate certificates, any interest carry forward amount
(which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and from amounts in the swap trust, in each case as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

                                        6

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (after the fees and expenses as described below are subtracted) with respect to the mortgage loans in a loan group:

o   scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

o   interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

o   interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

o   liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest); and

o   the amount, if any, of the seller interest shortfall payment paid by
    Countrywide Home Loans, Inc. on any distribution date on or prior to the
    October 2006 distribution date.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (after fees and expenses as described below are subtracted) with respect to the mortgage loans in a loan group:

o   scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

o   prepayments collected in the applicable period;

o   the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer;

o   the difference, if any, between the stated principal balance of a substitute mortgage loan and the related deleted mortgage loan;

o   liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

o   excess interest (to the extent available) to maintain the targeted overcollateralization level; and

o   the amount, if any, allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

o   the master servicing fee and additional servicing compensation due to the master servicer;

o   the pro rata portion of the trustee fee due to the trustee;

o   amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

o   all prepayment charges (which are distributable only to the Class P
    Certificates);

o   all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed; and

o   any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

Any amounts netted from the amount available for distribution to the certificateholders will reduce the amount distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.50% per annum
(referred to as the servicing fee rate).

                                        7

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges
(excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF INTEREST

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

o   from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

o   from loan group 1 interest funds, to the Class 1-A Certificates, current interest and interest carry forward amount;

o   from loan group 2 interest funds, concurrently, to each class of Class 2-A
    Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

o   from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

o   from any remaining loan group 1 and loan group 2 interest funds, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
    Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, current interest for each class; and

o   from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF PRINCIPAL

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinate certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates.

Trigger Events:

A "trigger event" refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

The Stepdown Date:

The stepdown date will be the earlier of:

o   the date on which the aggregate certificate principal balance of the Class A
    Certificates is reduced to zero; and

o   the later of:

    o   the July 2009 distribution date; and

    o   the date on which the level of subordination for the Class A
        Certificates is 39.30% of the aggregate stated principal balance of the mortgage loans.

                                        8

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

o   concurrently,

    (1) from the loan group 1 principal distribution amount, in the following order of priority:

        (i)   to the Class 1-A Certificates, until the certificate principal balance thereof is reduced to zero; and

        (ii)  to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as
              described in clause (2)(i) of this bullet point), to be allocated among such classes of certificates in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero; and

    (2) from the loan group 2 principal distribution amount, in the following order of priority:

        (i)   to the classes of Class 2-A Certificates in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero; and

        (ii)  to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until the certificate principal balance thereof is reduced to zero; and

o   from the remaining principal distribution amount from both loan groups, sequentially,

      (1) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class
          M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
          Certificates, in that order, in each case until the certificate principal balance thereof is reduced to zero; and

      (2) as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

o   in an amount up to the Class A principal distribution target amount, pro rata based on the related Class A principal distribution allocation amount for the Class 1-A and Class 2-A Certificates, concurrently:

    (1) to the Class 1-A Certificates, up to the Class 1-A principal distribution amount, until the certificate principal balance thereof is reduced to zero; and

    (2) to the classes of Class 2-A Certificates, up to the Class 2-A principal distribution amount, to be allocated among the classes of certificates in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero;

    provided, however, that if (a) the certificate principal balance of the
    Class 1-A Certificates and/or (b) the aggregate certificate principal balance of the Class 2-A Certificates is reduced to zero, then any remaining unpaid Class A principal distribution target amount will be distributed to the remaining classes of senior certificates after distributions from clauses (1) and (2) above (and, in the case of the Class 2-A Certificates, in the amounts and order of priority described below), until the certificate principal balance(s) thereof is/are reduced to zero;

o   sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
    Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until the certificate principal balance thereof is reduced to zero; and

o   as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A
Certificates in respect of principal will be distributed, sequentially, to the
Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the certificate principal balances thereof are reduced to zero.

                                        9

EXCESS CASHFLOW

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

o   to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

o   concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

o   sequentially, to the classes of subordinate certificates, in order of their distribution priorities, and for each class, first, to pay any interest carry forward amount for that class and second, to pay any unpaid realized loss amount for that class;

o   to each class of Class A and subordinate certificates, pro rata, to the extent needed to pay any unpaid net rate carryover for the Class A
    Certificates and subordinate certificates;

o   to the carryover reserve fund, the required carryover reserve fund deposit;

o   to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

o   to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Overcollateralization

"Overcollateralization" refers to the amount by which the aggregate stated
principal balance of the mortgage loans and any remaining related pre-funded amount, exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated
principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $15,660,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans.
The required level of overcollateralization may change over time.

                                       10

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The "expense fee rate" is the sum of the servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as "excess interest" and will be distributed as part of the excess cashflow as described under "--Excess Cashflow" above.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M
Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation, and all the Class M Certificates will have a distribution priority over the Class B
Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

ALLOCATION OF LOSSES

After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates, beginning with the class of subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under "Description of the
Certificates--Applied Realized Loss Amounts."

THE SWAP CONTRACT

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.380% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the number of days in the related calculation period (calculated on the basis of a
360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator

                                       11

from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

The majority holder of the Class C Certificates, which holder is referred to as the directing certificateholder, will have a special right of foreclosure with respect to certain delinquent mortgage loans. Upon the occurrence of certain delinquencies on a mortgage loan, if the directing certificateholder timely and affirmatively acts, then it will instruct the master servicer to hire three appraisal firms identified in the pooling and servicing agreement to compute the fair value of the mortgaged property relating to the mortgage loan utilizing the
Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report (each such appraisal firm computation, a "fair value price"), in each case no later than 30 days from the date of the directing certificateholder's action. Subject to certain provisions in the pooling and servicing agreement, the directing certificateholder must, no later than 5 days after the expiration of such 30-day period, purchase such mortgage loan or the related mortgaged property, as the case may be, at an amount equal to the highest of the three fair value prices determined by such appraisal firms plus accrued and unpaid interest thereon.

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to or below 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the master servicer exercises the optional termination right it will result in the early retirement of the certificates.
The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund and the pre-funding account) will consist of two or more REMICs: one or more underlying
REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates
(other than the Class A-R Certificates) will represent beneficial ownership of
"regular interests" in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and the deemed obligation to make termination payments on the swap contract.

                                       12

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

LEGAL INVESTMENT CONSIDERATIONS

The offered certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement
Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue
Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met. Investors acquiring swap certificates with assets of such a plan while the swap contract is still in effect also will be required to satisfy the requirements of an investor-based class exemption.

                                       13

                         SERVICING OF THE MORTGAGE LOANS

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicer will be paid a monthly fee (the "MASTER SERVICING
FEE") from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the
Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The
"SERVICING FEE RATE" for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "-- Adjustment to Master Servicing Fee in Connection With
Certain Prepaid Mortgage Loans."

      The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of the Prepayment Period ("PREPAYMENT INTEREST EXCESS"), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The
Master Servicer is obligated to pay certain ongoing expenses associated with the
Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE
LOANS

      When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("DUE DATES"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the
Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled
Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment
Period to related Due Date in that Prepayment Period reduce the Scheduled
Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a "PREPAYMENT INTEREST SHORTFALL") could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master
Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as "COMPENSATING
INTEREST" and will be reflected in the distributions to holders of the
Certificates entitled thereto made on the Distribution Date on which the
Principal Prepayments received would be distributed.

CERTAIN MODIFICATIONS AND REFINANCINGS

      Countrywide Home Loans will be permitted under the Pooling and Servicing
Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master
Servicer will be permitted to agree to the rate reduction provided that (i)
Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated
Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the related Certificates. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable Net Mortgage Rate, net of any unreimbursed Advances of principal and interest on the Mortgage Loan made by the
Master Servicer. Countrywide Home Loans will remit the purchase price to the
Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage
Loans and borrowers request modifications as an alternative to refinancings.
Countrywide Home Loans

                                       14

will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The Certificates will be issued pursuant to the Pooling and Servicing
Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and
Servicing Agreement. When particular provisions or terms used in the Pooling and
Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the
Certificates.

      The CWABS, Inc., Asset-Backed Certificates, Series 2006-7 (the
"CERTIFICATES") will consist of: Class 1-A, Class 2-A-1, Class 2-A-2, Class
2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class
M-6, Class M-7, Class M-8, Class M-9, Class B, Class A-R, Class P and Class C
Certificates.

      When describing the Certificates in this free writing prospectus we use the following terms:

        DESIGNATION                          CLASS OF CERTIFICATES
----------------------------   -------------------------------------------------
CLASS A CERTIFICATES:          Class 1-A and Class 2-A Certificates

CLASS 2-A CERTIFICATES:        Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class
                               2-A-4 Certificates

SENIOR CERTIFICATES:           Class A and Class A-R Certificates

CLASS M CERTIFICATES:          Class M-1, Class M-2, Class M-3, Class M-4,
                               Class M-5, Class M-6, Class M-7, Class M-8 and
                               Class M-9 Certificates

SUBORDINATE CERTIFICATES:      Class M and Class B Certificates

ADJUSTABLE RATE CERTIFICATES
   OR SWAP CERTIFICATES:       Class A and Subordinate Certificates

OFFERED CERTIFICATES:          Class 1-A, Class 2-A-1, Class 2-A-2, Class
                               2-A-3, Class 2-A-4, Class M-1, Class M-2,
                               Class M-3, Class M-4, Class M-5, Class M-6,
                               Class M-7, Class M-8, Class M-9 and
                               Class A-R Certificates

The Certificates are generally referred to as the following types:

              CLASS                                          TYPE
---------------------------------             ----------------------------------
Class A Certificates:                         Senior/Adjustable Rate

Subordinate Certificates:                     Subordinate/Adjustable Rate

Class A-R Certificates:                       Senior/REMIC Residual

Class P Certificates:                         Prepayment Charges

Class C Certificates:                         Residual

      Generally:

      o   distributions of principal and interest on the Class 1-A Certificates will be based on amounts available for distribution in respect of the
          Mortgage Loans in Loan Group 1;

      o   distributions of principal and interest on the Class 2-A Certificates will be based on amounts available for distribution in respect of the
          Mortgage Loans in Loan Group 2;

                                       15

      o   distributions of principal and interest on the Subordinate
          Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

      o   distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in
          Loan Group 1 and Loan Group 2; and

      o   distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan
          Group 1 and Loan Group 2.

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

      The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R
Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry
Certificates ("CERTIFICATE OWNERS") may elect to hold their Book-Entry
Certificates through the Depository Trust Company ("DTC") in the United States,
or Clearstream, Luxembourg or the Euroclear System ("EUROCLEAR"), in Europe, if
they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate
Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.
Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under
"Description of the Securities--Book-Entry Registration of the Securities" in
the prospectus, no person acquiring a beneficial ownership interest in a
Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing the person's beneficial ownership interest in the Book-Entry Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until
Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations
("PARTICIPANTS") and DTC. See "Description of the Securities--Book-Entry
Registration of the Securities" in the prospectus.

GLOSSARY OF TERMS

      The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

      General Definitions.

      "ADJUSTED NET MORTGAGE RATE" with respect to each Mortgage Loan means the
Mortgage Rate less the related Expense Fee Rate.

      "BUSINESS DAY" is any day other than:

            (1)   a Saturday or Sunday or

            (2)   a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

      "CERTIFICATE PRINCIPAL BALANCE" means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

                                       16

            (1)   all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

            (2)   the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate
Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related
Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class);
and provided further, however, that any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied
Realized Loss Amounts will be distributed to those classes on a pro rata basis according to the respective Unpaid Realized Loss Amounts for those classes.

      After any allocation of amounts in respect of Subsequent Recoveries to the
Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss
Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of
Certificates, the Subsequent Recoveries will be included in the applicable
Principal Remittance Amount and distributed in the priority set forth below under "--Distributions--Distributions of Principal." Therefore these Subsequent
Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these
Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal
Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

      "DISTRIBUTION DATE" means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in July
2006.

      "DUE PERIOD" means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

      "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent
Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage
Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage
Loan.

      "FINAL RECOVERY DETERMINATION" means a determination by the Master
Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

      "INSURANCE PROCEEDS" means all proceeds of any insurance policy received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master
Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policy.

      "LIQUIDATION PROCEEDS" means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan
(whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final
Recovery Determination with respect to any Mortgaged Property acquired by the
Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

                                       17

      "PERCENTAGE INTEREST" with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

      "RECORD DATE" means:

            (1)   in the case of the Adjustable Rate Certificates, the Business
      Day immediately preceding the Distribution Date, unless the Adjustable
      Rate Certificates are no longer book-entry certificates, in which case the
      Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

            (2)   in the case of the Class A-R Certificates, the last Business
      Day of the month preceding the month of the Distribution Date.

      "SUBSEQUENT RECOVERIES" means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of "Insurance Proceeds" and "Liquidation Proceeds"
received in respect of the Mortgage Loan after a Final Recovery Determination
(other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

      Definitions related to Interest Calculations and Distributions.

      "ACCRUAL PERIOD" for any Distribution Date and the Adjustable Rate
Certificates, means the period from and including the preceding Distribution
Date (or from and including the Closing Date in the case of the first
Distribution Date) to and including the day prior to the current Distribution
Date.

      "CURRENT INTEREST" with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the
Pass-Through Rate for the applicable Accrual Period on the Certificate Principal
Balance of the class immediately prior to the Distribution Date.

      "EXPENSE FEE RATE" with respect to each Mortgage Loan is equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate and, with respect to any
Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

      "INTEREST CARRY FORWARD AMOUNT," with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

            (a)   Current Interest for such class with respect to prior
      Distribution Dates over

            (b)   the amount actually distributed to such class with respect to interest on prior Distribution Dates.

      "INTEREST DETERMINATION DATE" means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

      "INTEREST FUNDS" means for any Loan Group and any Distribution Date, (1)
the Interest Remittance Amount for that Loan Group and the Distribution Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for the
Distribution Date, plus (3) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group.

      "INTEREST REMITTANCE AMOUNT" means with respect to each Loan Group and any
Distribution Date:

            (a)   the sum, without duplication, of:

                  (1)   all scheduled interest collected during the related Due
            Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

                                       18

                  (2)   all interest on prepayments, other than Prepayment
            Interest Excess,

                  (3)   all Advances relating to interest,

                  (4)   all Compensating Interest,

                  (5)   all Liquidation Proceeds collected during the related
            Due Period (to the extent that the Liquidation Proceeds relate to interest), and

                  (6)   the allocable portion of any Seller Shortfall Interest
            Requirement, less

            (b)   all Advances relating to interest and certain expenses
      reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

      "NET RATE CAP" for each Distribution Date means:

      (i)   with respect to the Class 1-A Certificates, the weighted average
Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap
Termination Payment payable to the Swap Counterparty for such Distribution Date
(other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
and (y) a fraction, the numerator of which is the Interest Funds for Loan Group
1 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period
(after giving effect to principal prepayments received during the Prepayment
Period that ends during such Due Period) plus any amounts on deposit in the
Pre-Funding Account in respect of Loan Group 1 as of the first day of that Due
Period,

      (ii)  with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of
the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due
Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any
Swap Termination Payment payable to the Swap Counterparty for such Distribution
Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger
Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan
Group 2 for such Distribution Date, and the denominator of which is the Interest
Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period
(after giving effect to principal prepayments received during the Prepayment
Period that ends during such Due Period) plus any amounts on deposit in the
Pre-Funding Account in respect of Loan Group 2 as of the first day of that Due
Period, and

      (iii) with respect to each class of Subordinate Certificates, the weighted average of the Net Rate Cap for the Class 1-A and Class 2-A Certificates
(weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan
Group and the amount on deposit in the Pre-Funding Account in respect of that
Loan Group) over the outstanding aggregate Certificate Principal Balance of the
Class 1-A and Class 2-A Certificates, respectively.

                                       19

      "NET RATE CARRYOVER" for a class of interest-bearing certificates on any
Distribution Date means the excess of:

            (1)   the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net
      Rate Cap, over

            (2)   the amount of interest the class accrued on the Distribution
      Date based on the applicable Net Rate Cap,

      plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

      "PASS-THROUGH MARGIN" for each class of Adjustable Rate Certificates means the following:

                                                     (1)           (2)
                                                 -----------   -----------
        Class 1-A..............................    0.130%        0.260%
        Class 2-A-1............................    0.030%        0.060%
        Class 2-A-2............................    0.090%        0.180%
        Class 2-A-3............................    0.150%        0.300%
        Class 2-A-4............................    0.250%        0.500%
        Class M-1..............................    0.280%        0.420%
        Class M-2..............................    0.300%        0.450%
        Class M-3..............................    0.310%        0.465%
        Class M-4..............................    0.360%        0.540%
        Class M-5..............................    0.380%        0.570%
        Class M-6..............................    0.460%        0.690%
        Class M-7..............................    0.900%        1.350%
        Class M-8..............................    1.100%        1.650%
        Class M-9..............................    1.900%        2.850%
        Class B................................    2.500%        3.750%

______________
(1)   For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)   For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

      "PASS-THROUGH RATE" with respect to each Accrual Period and each class of
Adjustable Rate Certificates means a per annum rate equal to the lesser of:

            (1)   One-Month LIBOR for the Accrual Period (calculated as
      described below under "-- Calculation of One-Month LIBOR") plus the
      Pass-Through Margin for the class and Accrual Period, and

            (2)   the applicable Net Rate Cap for the related Distribution Date.

      "SELLER SHORTFALL INTEREST REQUIREMENT" with respect to the Master
Servicer Advance Date in each of July 2006, August 2006, September 2006 and
October 2006 means the sum of:

            (a)   the product of (1) the excess of the aggregate Stated
      Principal Balance for the Distribution Date of all the Mortgage Loans in
      the Mortgage Pool (including the Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period, over the aggregate Stated Principal Balance for the Distribution Date of the
      Mortgage Loans (including the Subsequent Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in

                                       20

      the Mortgage Pool (including the Subsequent Mortgage Loans, if any)
      (weighted on the basis of the Stated Principal Balances thereof for the
      Distribution Date) and the denominator of which is 12; and

            (b)   the product of (1) the amount on deposit in the Pre-Funding
      Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of the
      Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date)
      and the denominator of which is 12.

      "TRUSTEE FEE RATE" means a rate equal to 0.009% per annum.

      Definitions related to Principal Calculations and Distributions.

      "CLASS A PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date
means the excess of:

            (1)   the aggregate Certificate Principal Balance of the Class A
      Certificates immediately prior to the Distribution Date, over

            (2)   the lesser of (i) 60.70% of the aggregate Stated Principal
      Balance of the Mortgage Loans for the Distribution Date and (ii) the
      aggregate Stated Principal Balance of the Mortgage Loans for the
      Distribution Date minus the OC Floor.

      "CLASS A PRINCIPAL DISTRIBUTION ALLOCATION AMOUNT" for any Distribution
Date means (a) in the case of the Class 1-A Certificates, the Class 1-A
Principal Distribution Amount and (b) in the case of the Class 2-A Certificates, the Class 2-A Principal Distribution Amount.

      "CLASS 1-A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a
fraction, the numerator of which is the Class 1-A Principal Distribution Target
Amount and the denominator of which is the sum of the Class 1-A Principal
Distribution Target Amount and the Class 2-A Principal Distribution Target
Amount.

      "CLASS 1-A PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date
means the excess of:

            (1)   the Certificate Principal Balance of the Class 1-A
      Certificates immediately prior to the Distribution Date, over

            (2)   the lesser of (i) 60.70% of the aggregate Stated Principal
      Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date
      and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in
      Loan Group 1 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage
      Loans in Loan Group 1 and the original Pre-Funded Amount in respect of
      Loan Group 1.

      "CLASS 2-A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a
fraction, the numerator of which is the Class 2-A Principal Distribution Target
Amount and the denominator of which is the sum of the Class 1-A Principal
Distribution Target Amount and the Class 2-A Principal Distribution Target
Amount.

      "CLASS 2-A PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date
means the excess of:

            (1)   the aggregate Certificate Principal Balance of the Class 2-A
      Certificates immediately prior to the Distribution Date, over

            (2)   the lesser of (i) 60.70% of the aggregate Stated Principal
      Balance of the Mortgage Loans in Loan Group 2 for the Distribution Date
      and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in
      Loan Group 2 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off

                                       21

      Date Principal Balance of the Initial Mortgage Loans in Loan Group 2 and
      the original Pre-Funded Amount in respect of Loan Group 2.

      "CUMULATIVE LOSS TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x)
the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off
Date for each Mortgage Loan to (and including) the last day of the related Due
Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the aggregate Initial Cut-off Date Pool
Principal Balance and the original Pre-Funded Amount, as set forth below:

      Distribution Date               Percentage
      -----------------               ----------

      July 2008 -- June 2009........  1.50% with respect to July 2008, plus an additional 1/12th of 1.90% for each month
                                      thereafter through June 2009

      July 2009 -- June 2010........  3.40% with respect to July 2009, plus an additional 1/12th of 2.00% for each month
                                      thereafter through June 2010

      July 2010 -- June 2011........  5.40% with respect to July 2010, plus an additional 1/12th of 1.60% for each month
                                      thereafter through June 2011

      July 2011 -- June 2012........  7.00% with respect to July 2011, plus an additional 1/12th of 0.75% for each month
                                      thereafter through June 2012

      July 2012 and thereafter......  7.75%

      A "DELINQUENCY TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior
Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Adjustable Rate
Certificates:

                           Class                Percentage
                   ----------------------   -------------------

                   A.....................          40.17%
                   M-1...................          49.49%
                   M-2...................          62.40%
                   M-3...................          73.43%
                   M-4...................          87.22%
                   M-5...................         107.39%
                   M-6...................         133.79%
                   M-7...................         177.38%
                   M-8...................         246.67%
                   M-9...................         309.55%
                   B.....................         526.23%

      "EXCESS OVERCOLLATERALIZATION AMOUNT" for any Distribution Date, is the
excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

      "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution
Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2)
the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that
Distribution Date.

                                       22

      "GROUP 1 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date
is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance
Amount for Loan Group 1 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2
for such Distribution Date.

      "GROUP 2 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date
is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance
Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2
for such Distribution Date.

      "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET
SUBORDINATION PERCENTAGE" for any class of Subordinate Certificates means the respective percentages indicated in the following table:

                                            Initial Target   Stepdown Target
                                             Subordination    Subordination
                                              Percentage        Percentage
                                           ----------------  ----------------
        Class M-1........................       15.95%            31.90%
        Class M-2........................       12.65%            25.30%
        Class M-3........................       10.75%            21.50%
        Class M-4........................        9.05%            18.10%
        Class M-5........................        7.35%            14.70%
        Class M-6........................        5.90%            11.80%
        Class M-7........................        4.45%             8.90%
        Class M-8........................        3.20%             6.40%
        Class M-9........................        2.55%             5.10%
        Class B..........................        1.50%             3.00%

      The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the
Subordinate Certificates and the related overcollateralization amount. The
Initial Target Subordination Percentage for any class of Subordinate
Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial
Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the
original Pre-Funded Amount.

      "OC FLOOR" means an amount equal to 0.50% of the sum of the Initial
Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

      "OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any Distribution
Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the
Distribution Date).

      "OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date is an
amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the Principal Remittance Amount for Loan Group 1
and Loan Group 2 for the Distribution Date.

      "OVERCOLLATERALIZATION TARGET AMOUNT" with respect to any Distribution
Date means (a) prior to the Stepdown Date, an amount equal to 1.50% of the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 3.00% of the aggregate Stated Principal Balance of the Mortgage
Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the
Overcollateralization Target Amount will be the Overcollateralization Target
Amount as in effect for the prior Distribution Date.

                                       23

      "OVERCOLLATERALIZED AMOUNT" for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the
Mortgage Loans for the Distribution Date and any amount on deposit in the
Pre-Funding Account on the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the Adjustable Rate Certificates as
of the Distribution Date (after giving effect to distribution of the Principal
Remittance Amounts to be made on the Distribution Date and, in the case of the
Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

      "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date and a Loan Group means the sum of:

            (1)   the Principal Remittance Amount for the Loan Group for the
      Distribution Date, less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Distribution
      Date,

            (2)   the Extra Principal Distribution Amount for the Loan Group for
      the Distribution Date, and

            (3)   with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the
      Pre-Funding Account at the end of the Funding Period (net of any
      investment income therefrom) allocable to the Loan Group.

            minus

            (4)   (a) the Group 1 Overcollateralization Reduction Amount for the
      Distribution Date, in the case of Loan Group 1, and (b) the Group 2
      Overcollateralization Reduction Amount for the Distribution Date, in the
      case of Loan Group 2.

      "PRINCIPAL REMITTANCE AMOUNT" with respect to each Loan Group and any
Distribution Date means:

            (a)   the sum, without duplication, of:

                  (1)   the scheduled principal collected during the related Due
            Period or advanced with respect to the Distribution Date,

                  (2)   prepayments collected in the related Prepayment Period,

                  (3)   the Stated Principal Balance of each Mortgage Loan that
            was repurchased by a Seller or purchased by the Master Servicer,

                  (4)   the amount, if any, by which the aggregate unpaid
            principal balance of any Replacement Mortgage Loans delivered by
            Countrywide Home Loans in connection with a substitution of a
            Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

                  (5)   all Liquidation Proceeds (to the extent that the
            Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

            (b)   all Advances relating to principal and certain expenses
      reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

      "REALIZED LOSS" means with respect to any defaulted Mortgage Loan, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the
Liquidation Proceeds allocated to principal that have been

                                       24

received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated.

      "ROLLING SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency
Rates for the Distribution Date and the two immediately preceding Distribution
Dates.

      "SENIOR ENHANCEMENT PERCENTAGE" with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

            (1)   the numerator of which is the excess of:

                  (a)   the aggregate Stated Principal Balance of the Mortgage
            Loans for the preceding Distribution Date over

                  (b)   (i) before the Certificate Principal Balances of the
            Class A Certificates have been reduced to zero, the sum of the
            Certificate Principal Balances of the Class A Certificates, or (ii)
            after the Certificate Principal Balances of the Class A Certificates
            have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

            (2)   the denominator of which is the aggregate Stated Principal
      Balance of the Mortgage Loans for the preceding Distribution Date.

      "SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the
Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the
Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO
Properties) and the denominator of which is the aggregate Stated Principal
Balance for the Distribution Date of all Mortgage Loans.

      "STEPDOWN DATE" is the earlier to occur of:

            (a)   the Distribution Date on which the aggregate Certificate
      Principal Balance of the Class A Certificates is reduced to zero, and

            (b)   the later to occur of (x) the Distribution Date in July 2009 and (y) the first Distribution Date on which the aggregate Certificate
      Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 60.70% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

      "SUBORDINATE CLASS PRINCIPAL DISTRIBUTION AMOUNT" for each class of
Subordinate Certificates and Distribution Date means the excess of:

            (1)   the sum of:

                  (a)   the aggregate Certificate Principal Balance of the Class
            A Certificates (after taking into account distribution of the Class
            1-A Principal Distribution Amount and Class 2-A Principal
            Distribution Amount for the Distribution Date),

                  (b)   the aggregate Certificate Principal Balance of any
            classes of Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the
            Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Certificates for the Distribution Date), and

                                       25

                  (c)   the Certificate Principal Balance of the subject class
            of Subordinate Certificates immediately prior to the Distribution
            Date over

            (2)   the lesser of (a) the product of (x) 100% minus the Stepdown
      Target Subordination Percentage for the subject class of Certificates and
      (y) the aggregate Stated Principal Balance of the Mortgage Loans for the
      Distribution Date and (b) the aggregate Stated Principal Balance of the
      Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero.

      "TRIGGER EVENT" with respect to any Distribution Date on or after the
Stepdown Date means either a Delinquency Trigger Event with respect to that
Distribution Date or a Cumulative Loss Trigger Event with respect to that
Distribution Date.

      "UNPAID REALIZED LOSS AMOUNT" means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of
Subsequent Recoveries to the Certificate Principal Balance of that class.

DEPOSITS TO THE CERTIFICATE ACCOUNT

      The Master Servicer will establish and initially maintain a certificate account (the "CERTIFICATE ACCOUNT") for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the
Certificate Account at Countrywide Bank, N.A., which is an affiliate of the
Master Servicer. On a daily basis within two Business Days after receipt, the
Master Servicer will deposit or cause to be deposited into the Certificate
Account the following payments and collections received by it in respect to the
Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off
Date):

            (1)   all payments on account of principal, including Principal
      Prepayments, on the Mortgage Loans,

            (2)   all payments on account of interest (other than interest
      accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage
      Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

            (3)   all Insurance Proceeds, Liquidation Proceeds and Subsequent
      Recoveries,

            (4)   all payments made by the Master Servicer in respect of
      Compensating Interest,

            (5)   all payments made by a Seller in connection with the
      repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the
      Seller to repurchase the Mortgage Loan in accordance with the Pooling and
      Servicing Agreement,

            (6)   all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

            (7)   all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

            (8)   any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate
      Account,

                                       26

            (9)   any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

            (10)  all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

            (11)  all Advances.

      On the Business Day prior to the Master Servicer Advance Date in each of
July 2006, August 2006, September 2006 and October 2006, Countrywide Home Loans
will remit to the Master Servicer, and the Master Servicer will deposit in the
Certificate Account, the Seller Shortfall Interest Requirement (if any) for the
Master Servicer Advance Date. Prior to their deposit in the Collection Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer.
For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing
And Amount Of Distributions On The Securities" in the prospectus.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

      The Master Servicer may from time to time withdraw funds from the
Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

            (1)   to pay to the Master Servicer the Master Servicing Fees on the
      Mortgage Loans to the extent not previously paid to or withheld by the
      Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under "Servicing of the Mortgage Loans --
      Adjustment to Master Servicing Fee in Connection With Certain Prepaid
      Mortgage Loans") and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the
      Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

            (2)   to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related
      Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent
      Recoveries with respect thereto) with respect to which the Advance was made,

            (3)   to reimburse the Master Servicer and the Trustee for any
      Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance),

            (4)   to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

            (5)   to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a
      Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO
      Property and (iv) maintaining any required insurance policies ("SERVICING
      ADVANCES"), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds or Subsequent
      Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

                                       27

            (6)   to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the
      Master Servicer from the issuing entity pursuant to the Pooling and
      Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased
      Mortgage Loan,

            (7)   after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the
      Principal Remittance Amount on the related Distribution Account Deposit
      Date, to reimburse the applicable Seller, the Master Servicer, the NIM
      Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

            (8)   to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

            (9)   to clear and terminate the Certificate Account upon
      termination of the Pooling and Servicing Agreement.

      In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "DISTRIBUTION ACCOUNT DEPOSIT
DATE"), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate
Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

      The Master Servicer is required to maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6)
above.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

      The Trustee will establish and maintain a distribution account (the
"DISTRIBUTION ACCOUNT") on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

            (1)   the aggregate amount remitted by the Master Servicer to the
      Trustee,

            (2)   any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution
      Account, and

            (3)   the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

      The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account as described below under "-- Distributions" and may from time to time make withdrawals from the Distribution Account:

            (1)   to pay the Trustee Fee to the Trustee,

            (2)   to pay to the Master Servicer, as additional servicing
      compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

            (3)   to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

                                       28

            (4)   to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and
      (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2)
      under "--Withdrawals from the Certificate Account",

            (5)   to reimburse the Trustee for any nonrecoverable Advance
      previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (4) under
      "--Withdrawals from the Certificate Account", and

            (6)   to clear and terminate the Distribution Account upon the
      termination of the Pooling and Servicing Agreement.

      There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the
Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

      The Certificate Account, the Distribution Account and the Pre-Funding
Account. All funds in the Certificate Account, the Distribution Account and the
Pre-Funding Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

      o   the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein; and

      o   the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide
          Home Loans and will be remitted to Countrywide Home Loans as described herein.

      The amount of any losses incurred in the Certificate Account or the
Distribution Account in respect of the investments will be deposited by the
Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account out of Countrywide Home Loans' own
funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding
Account and made in accordance with the Pooling and Servicing Agreement.

      Carryover Reserve Fund and Credit Comeback Excess Account. Funds in the
Carryover Reserve Fund and in the Credit Comeback Excess Account may be invested in Permitted Investments, at the written direction of the majority holder of the
Class C Certificates.

      If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the Credit Comeback
Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the Credit Comeback Excess
Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or Credit Comeback Excess
Account (or the investments), as applicable, immediately as realized. The
Trustee will not be liable for the amount of any loss incurred in respect of

                                       29

any investment or lack of investment of funds held in the Carryover Reserve Fund or Credit Comeback Excess Account and made in accordance with the Pooling and
Servicing Agreement.

      Swap Account. Funds in the Swap Account will not be invested.

THE SWAP ACCOUNT

      The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the "SWAP ACCOUNT") on behalf of the holders of the
Swap Certificates and the Swap Counterparty. With respect to each Distribution
Date, the Trustee will deposit into the Swap Account any portion of the Interest
Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and
Loan Group 2 for that Distribution Date) that are to be remitted to the Swap
Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap
Contract, each as described below under "-- The Swap Contract". With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contract".

                                       30

FEES AND EXPENSES

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

TYPE / RECIPIENT (1)               AMOUNT               GENERAL PURPOSE            SOURCE (2)                  FREQUENCY
--------------------   -----------------------------   -----------------    --------------------------   ---------------

FEES

Master Servicing Fee   One-twelfth of the Servicing    Compensation         Collections with respect             Monthly
/ Master Servicer      Fee Rate multiplied by the                           to each Mortgage Loan and
                       Stated Principal Balance of                          any Liquidation Proceeds
                       each Mortgage Loan (3)                               or Subsequent Recoveries

Additional Servicing   o  Prepayment Interest Excess   Compensation         Interest collections with       Time to time
Compensation /            (4)                                               respect to each Mortgage
Master Servicer                                                             Loan

                       o  All late payment fees,       Compensation         Payments made by obligors       Time to time
                          assumption fees and other                         with respect to the
                          similar charges (excluding                        Mortgage Loans
                          prepayment charges)

                       o  All investment income        Compensation         Investment income related            Monthly
                          earned on amounts on                              to the Certificate Account
                          deposit in the Certificate                        and Distribution Account
                          Account and Distribution
                          Account

                       o  Excess Proceeds (5)          Compensation         Liquidation Proceeds and        Time to time
                                                                            Subsequent Recoveries with
                                                                            respect to each Mortgage
                                                                            Loan

Trustee Fee (the       One-twelfth of the Trustee      Compensation         Interest Remittance Amount           Monthly
"TRUSTEE FEE") /       Fee Rate multiplied by the
Trustee                sum of (i) the aggregate
                       Stated Principal Balance of
                       the outstanding Mortgage
                       Loans and (ii) any amounts
                       remaining in the Pre-Funding
                       Account (excluding any
                       investment earnings thereon)
                       (6)

EXPENSES

Net Swap Payments /    Net Swap Payments (7)           Expense              Interest Funds for Loan              Monthly
Swap Counterparty                                                           Group 1 and Loan Group 2
                                                                            and, to the extent that
                                                                            Interest Funds are not
                                                                            sufficient, the Principal
                                                                            Remittance Amount for Loan
                                                                            Group 1 and Loan Group 2

Swap Termination       The Swap Termination Payment    Expense              Interest Funds for Loan         Time to time
Payment / Swap         to which the Swap                                    Group 1 and Loan Group 2
Counterparty           Counterparty may be entitled                         and, to the extent that
                       in the event of an early                             Interest Funds are not
                       termination of the Swap                              sufficient, the Principal
                       Contract                                             Remittance Amount for Loan
                                                                            Group 1 and Loan Group 2
                                                                            (8)

                                       31

TYPE / RECIPIENT (1)               AMOUNT               GENERAL PURPOSE            SOURCE (2)                  FREQUENCY
--------------------   -----------------------------   -----------------    --------------------------   ---------------

Insurance premiums /   Insurance premium(s) for        Expense              Interest collections on              Monthly
Mortgage Insurer       Mortgage Loan(s) covered by                          the related Mortgage
                       lender-paid mortgage                                 Loan(s)
                       insurance policies

Insurance expenses /   Expenses incurred by the        Reimbursement of     To the extent the expenses      Time to time
Master Servicer        Master Servicer                 Expenses             are covered by an
                                                                            insurance policy with
                                                                            respect to the Mortgage
                                                                            Loan

Servicing Advances /   To the extent of funds          Reimbursement of     With respect to each            Time to time
Master Servicer        available, the amount of any    Expenses             Mortgage Loan, late
                       Servicing Advances.                                  recoveries of the payments
                                                                            of the costs and expenses,
                                                                            Liquidation Proceeds,
                                                                            Subsequent Recoveries,
                                                                            purchase proceeds or
                                                                            repurchase proceeds for
                                                                            that Mortgage Loan (9)

Indemnification        Amounts for which the           Indemnification      Amounts on deposit on the            Monthly
expenses / the         Sellers, the Master Servicer,                        Certificate Account on any
Sellers, the Master    the NIM Insurer and Depositor                        Distribution Account
Servicer, the NIM      are entitled to                                      Deposit Date, following
Insurer and the        indemnification (10)                                 the transfer to the
Depositor                                                                   Distribution Account

______________
(1)   If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer.

(2)   Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)   The Servicing Fee Rate for each Mortgage Loan will equal 0.50% per annum.
      The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "Servicing of the Mortgage Loans --
      Adjustment to Master Servicing Fee in Connection With Certain Prepaid
      Mortgage Loans."

(4)   Prepayment Interest Excess is described above in the free writing prospectus under "Servicing of the Mortgage Loans -- Servicing
      Compensation and Payment of Expenses."

(5)   Excess Proceeds is described above in this free writing prospectus under
      "-- Glossary of Terms -- General Definitions."

(6)   The Trustee Fee Rate will equal 0.009% per annum.

(7)   The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under
      "Description of the Certificates -- The Swap Contract."

(8)   Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under "Description of the Certificates -- Overcollateralization Provisions."

(9)   Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation
      Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

                                       32

(10)  Each of the Sellers, the Master Servicer, the NIM Insurer and the
      Depositor are entitled to indemnification of certain expenses.

                                       33

DISTRIBUTIONS

      General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

      Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of
$1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate
Trust Office of the Trustee. On each Distribution Date, a holder of a
Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

      On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P
Certificates.

      Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual
Period, and in the case of the Senior Certificates, any Interest Carry Forward
Amount. For each class of Subordinate Certificates, any Interest Carry Forward
Amount will be payable only from excess cashflow (if any) as and to the extent described under "-- Overcollateralization Provisions."

      All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

      The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rate for each of the Adjustable Rate Certificates is subject to increase after the Optional Termination Date. On each Distribution Date, the
Pass-Through Rate for each class of Adjustable Rate Certificates will be subject to the applicable Net Rate Cap. See the related definitions in "-- Glossary of
Terms -- Definitions related to Interest Calculations and Distributions" for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

      If on any Distribution Date, the Pass-Through Rate for a class of
Adjustable Rate Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions", and from payments (if any) allocated to the issuing entity in respect of the Swap
Contract that are available for that purpose.

      On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order of priority, until those
Interest Funds have been fully distributed:

            (1)   from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
      payable to the Swap Counterparty with respect to such Distribution Date;

            (2)   concurrently:

                  (a)   from the Interest Funds for Loan Group 1, to the Class
            1-A Certificates, the Current Interest and Interest Carry Forward
            Amount for that class,

                                       34

                  (b)   from the Interest Funds for Loan Group 2, concurrently
            to each class of Class 2-A Certificates, the Current Interest and
            Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

            (3)   from the remaining Interest Funds for both Loan Groups,
      concurrently to each class of Class A Certificates, any remaining Current
      Interest and Interest Carry Forward Amount not paid pursuant to clauses
      2(a) and 2(b) above, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest
      Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward
      Amount based on the Certificate Principal Balances of the Certificates
      will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward
      Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and
      Interest Carry Forward Amount,

            (4)   from the remaining Interest Funds for both Loan Groups,
      sequentially:

                  (a)   sequentially, to the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and
            Class B Certificates, in that order, the Current Interest for that class, and

                  (b)   any remainder as part of the Excess Cashflow to be
            allocated as described under "--Overcollateralization Provisions"
            below.

      Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a
Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior
Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

      On any Distribution Date on or after the Stepdown Date and so long as no
Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior
Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date.
The amount to be distributed as principal on each Distribution Date are described in more detail under "-- Glossary of Terms -- Definitions related to
Principal Calculations and Distributions" in this free writing prospectus.

      On each Distribution Date, the Principal Distribution Amount for each of
Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the
Principal Distribution Amount exclusive of the portion thereof consisting of the
Extra Principal Distribution Amount being applied first and the Extra Principal
Distribution Amount being applied thereafter):

            (1)   For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

                  (A)   concurrently:

                        (i)   from the Principal Distribution Amount for Loan
                  Group 1, sequentially:

                              (a)   to the Class 1-A Certificates, until the
                        Certificate Principal Balance thereof is reduced to
                        zero, and

                                       35

                              (b)   to the classes of Class 2-A Certificates
                        (after the distribution of the Principal Distribution
                        Amount from Loan Group 2 as provided in clause
                        (1)(A)(ii)(a) below), in the amounts and order of
                        priority set forth in clause (3) below, until the
                        Certificate Principal Balances thereof are reduced to
                        zero,

                        (ii)  from the Principal Distribution Amount for Loan
                  Group 2, sequentially:

                              (a)   to the classes of Class 2-A Certificates, in
                        the amounts and order of priority set forth in clause
                        (3) below, until the Certificate Principal Balances
                        thereof are reduced to zero, and

                              (b)   to the Class 1-A Certificates (after the
                        distribution of the Principal Distribution Amount from
                        Loan Group 1 as provided in clause (1)(A)(i)(a) above),
                        until the Certificate Principal Balance thereof is
                        reduced to zero,

                  (B)   from the remaining Principal Distribution Amounts for
            both Loan Groups, sequentially:

                        (i)   sequentially, to the Class M-1, Class M-2, Class
                  M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8,
                  Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is
                  reduced to zero, and

                        (ii)  any remainder as part of the Excess Cashflow to be
                  allocated as described under "--Overcollateralization
                  Provisions" below.

            (2)   For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal
      Distribution Amounts for both Loan Groups, sequentially:

                  (A)   in an amount up to the Class A Principal Distribution
            Target Amount, pro rata based on the related Class A Principal
            Distribution Allocation Amount for the Class 1-A and Class 2-A
            Certificates, concurrently:

                        (i)   to the Class 1-A Certificates, in an amount up to
                  the Class 1-A Principal Distribution Amount, until the
                  Certificate Principal Balance thereof is reduced to zero, and

                        (ii)  to the classes of Class 2-A Certificates, in an
                  amount up to the Class 2-A Principal Distribution Amount,
                  allocated in the amounts and order of priority set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

                  provided, however, that if (a) the Certificate Principal
            Balance of the Class 1-A Certificates and/or (b) the aggregate
            Certificate Principal Balance of the Class 2-A Certificates is
            reduced to zero, then any remaining unpaid Class A Principal
            Distribution Target Amount will be distributed to the remaining classes of Senior Certificates after distributions from clauses (i)
            and (ii) above (and, in the case of the Class 2-A Certificates, in the amounts and order of priority described in clause (3) below), until the Certificate Principal Balance(s) thereof is/are reduced to zero,

                  (B)   sequentially, to the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and
            Class B Certificates, in that order, the Subordinate Class Principal
            Distribution Amount for that class, in each case until the
            Certificate Principal Balance thereof is reduced to zero, and

                  (C)   any remainder as part of the Excess Cashflow to be
            allocated as described under "--Overcollateralization Provisions"
            below.

                                       36

            (3)   On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the Certificate
      Principal Balance thereof is reduced to zero.

      Residual Certificates. The Class A-R Certificates do not bear interest.
The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R
Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution
Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior
Certificates and on the Subordinate Certificates (as described above) and payments to the Swap Counterparty (each as described above) and the Class C
Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

      On the Closing Date, it is expected that the sum of the Initial Cut-off
Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the Adjustable Rate
Certificates by approximately $15,660,000, which is approximately 1.50% of the sum of the Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount.

      The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the
Adjustable Rate Certificates. As a result, interest collections on the Mortgage
Loans are expected to be generated in excess of the amount of interest payable to the holders of the Adjustable Rate Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity's expenses related to that Loan Group (including any Net Swap
Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the related class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts in the amount and the priority described below.

      The "EXCESS CASHFLOW" with respect to any Distribution Date is the sum of
(i) the amounts remaining as set forth in clause (4)(b) in "--Distributions --
Distributions of Interest" and clause (1)(B)(ii) or (2)(C), as applicable, in
"-- Distributions -- Distributions of Principal" and (ii) the
Overcollateralization Reduction Amount for that Distribution Date, if any.

      With respect to any Distribution Date, any Excess Cashflow and, in the
case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized
Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback
Excess Account and available for such Distribution Date ("CREDIT COMEBACK EXCESS
CASHFLOW"), will be paid to the classes of Certificates in the following order of priority, in each case first to the extent of the remaining Credit Comeback
Excess Cashflow, if applicable, and second to the extent of the remaining Excess
Cashflow:

      1.    to the holders of the class or classes of Adjustable Rate
            Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal
            Distribution Amount for Loan Group 1 and Loan Group 2, payable to those holders as part of the related Principal Distribution Amount as described under "--Distributions--Distributions of Principal"
            above;

                                       37

      2.    concurrently, to the holders of each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss
            Amount for the class;

      3.    sequentially, to the holders of the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and
            Class B Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

      4.    to each class of Adjustable Rate Certificates, pro rata based on the
            Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess
            Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Adjustable Rate Certificates with respect to which there remains any unpaid Net Rate Carryover
            (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

      5.    to the Carryover Reserve Fund, in an amount equal to the Required
            Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

      6.    to the Swap Account, in an amount equal to any Swap Termination
            Payment due to the Swap Counterparty as a result of a Swap
            Counterparty Trigger Event; and

      7.    to fund distributions to the holders of the Class C and Class A-R
            Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

      Following the distributions pursuant to the preceding paragraph, the
Trustee will make certain distributions from the Swap Account, as described in further detail below under " -- The Swap Contract".

THE SWAP CONTRACT

      Countrywide Home Loans has entered into an interest rate swap transaction with Barclays Bank PLC (the "SWAP COUNTERPARTY"), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty (the "SWAP CONTRACT").
In addition, on the Closing Date, Countrywide Home Loans and the Swap
Counterparty will execute an ISDA Master Agreement. The Swap Contract is subject to certain ISDA definitions. On the Closing Date, Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the "SWAP CONTRACT ADMINISTRATOR"), and Countrywide Home Loans, the Swap Contract Administrator and the Trustee
(acting as trustee of the swap trust) will enter into a swap contract administration agreement (the "SWAP CONTRACT ADMINISTRATION AGREEMENT") pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the
Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

      With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Contract Administrator to the
Swap Counterparty under the Swap Contract will equal the product of:

      (i)   a fixed rate of 5.380% per annum,

      (ii)  the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

      (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

                                       38

      With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Counterparty to the Swap
Contract Administrator under the Swap Contract will equal the product of:

      (i)   One-Month LIBOR (as determined by the Swap Counterparty),

      (ii)  the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

      (iii) the actual number of days in the related calculation period, divided by 360.

      With respect to any Distribution Date, the Swap Contract Administrator or
the Swap Counterparty, as the case may be, will only be required to make a "NET
SWAP PAYMENT" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the
Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

      In the event that a Net Swap Payment and/or a Swap Termination Payment
(other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
is payable to the Swap Counterparty with respect to any Distribution Date, the
Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under "-- Distributions -- Distributions of Interest" above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for
Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal
Remittance Amounts, any additional amounts necessary to make such Net Swap
Payment and/or Swap Termination Payment due to the Swap Counterparty) and
deposit the amount of such Net Swap Payment or Swap Termination Payment in the
Swap Account maintained on behalf of the swap trust.

      In the event that a Swap Termination Payment due to a Swap Counterparty
Trigger Event is payable to the Swap Counterparty with respect to any
Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (6) under "--
Overcollateralization Provisions --Excess Cashflow" above and remit such amount to the Swap Account maintained on behalf of the swap trust.

      In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap
Account an amount equal to the sum of (a) any Current Interest and Interest
Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate
Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss
Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2
and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution
Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan
Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the
Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap
Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of
Certificates.

      In the event that the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap
Contract. In the event that a Swap Termination Payment was payable by the Swap
Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that
Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to

                                       39

the Swap Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Swap Counterparty under the original
Swap Contract (the "ADJUSTED REPLACEMENT UPFRONT AMOUNT") will be included in the Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement
Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap
Termination Payment was due to the Swap Counterparty under the original Swap
Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap
Counterparty, that upfront amount or Swap Termination Payment payable by the
Swap Counterparty, as the case may be, will be retained by the Swap Contract
Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination
Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap
Termination Payment paid by a Swap Counterparty, will be distributed to
Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

      Following the distributions of Excess Cashflow and Credit Comeback Excess
Cashflow as described under " -- Overcollateralization Provisions --Excess
Cashflow", the Trustee, acting on behalf of the swap trust, shall distribute all amounts on deposit in the Swap Account in the following amounts and order of priority:

            (1)   to the Swap Contract Administrator for payment to the Swap
      Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

            (2)   to the Swap Contract Administrator for payment to the Swap
      Counterparty, any Swap Termination Payment (other than a Swap Termination
      Payment due to a Swap Counterparty Trigger Event) payable to the Swap
      Counterparty with respect to such Distribution Date;

            (3)   concurrently to the holders of each class of Class A
      Certificates, any remaining Current Interest and Interest Carry Forward
      Amount, pro rata based on their respective entitlements;

            (4)   sequentially, to the holders of the Class M-1, Class M-2,
      Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class
      M-9 and Class B Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class;

            (5)   to the holders of the class or classes of Adjustable Rate
      Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization
      Deficiency Amount remaining unpaid following the distribution of Excess
      Cashflow and Credit Comeback Excess Cashflow as described above under " --
      Overcollateralization Provisions" payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under " -- Overcollateralization Provisions -- Excess
      Cashflow" above;

            (6)   to the holders of each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

            (7)   concurrently, to the holders of each class of Class A
      Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid
      Realized Loss Amount for the class;

            (8)   sequentially, to the holders of the Class M-1, Class M-2,
      Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class
      M-9 and Class B Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

                                       40

            (9)   to the Swap Contract Administrator for payment to the Swap
      Counterparty, only to the extent necessary to cover any Swap Termination
      Payment due to a Swap Counterparty Trigger Event payable to the Swap
      Counterparty with respect to such Distribution Date.

      The "SWAP CONTRACT NOTIONAL BALANCE" for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the "SWAP CONTRACT TERMINATION DATE" for the Swap Contract.

   MONTH OF       SWAP CONTRACT      MONTH OF       SWAP CONTRACT      MONTH OF       SWAP CONTRACT
 DISTRIBUTION       NOTIONAL       DISTRIBUTION       NOTIONAL       DISTRIBUTION       NOTIONAL
     DATE          BALANCE ($)         DATE          BALANCE ($)         DATE          BALANCE ($)
---------------   -------------   ---------------   -------------   ---------------   -------------

July 2006......    689,290,293    March 2008.....   500,157,607     November 2009..    254,525,678
August 2006....    687,192,757    April 2008.....   486,398,762     December 2009..    247,619,582
September 2006.    684,209,424    May 2008.......   473,051,111     January 2010...    241,015,714
October 2006...    680,333,626    June 2008......   460,104,407     February 2010..    234,634,721
November 2006..    675,561,977    July 2008......   438,938,593     March 2010.....    228,485,056
December 2006..    669,894,473    August 2008....   418,554,687     April 2010.....    222,561,392
January 2007...    663,326,346    September 2008.   399,285,699     May 2010.......    216,835,275
February 2007..    656,181,689    October 2008      381,072,052     June 2010......    211,292,056
March 2007.....    648,167,414    November 2008..   363,857,536     July 2010......    205,857,451
April 2007.....    639,297,889    December 2008..   347,589,118     August 2010....    200,393,265
May 2007.......    629,962,081    January 2009...   337,322,728     September 2010.    195,126,466
June 2007......    619,861,351    February 2009..   327,888,461     October 2010...    190,052,449
July 2007......    608,896,535    March 2009.....   318,774,978     November 2010..    185,154,709
August 2007....    597,298,527    April 2009.....   309,974,242     December 2010..    180,414,791
September 2007.    584,958,899    May 2009.......   301,478,442     January 2011...    175,821,520
October 2007...    571,913,939    June 2009......   293,279,986     February 2011..    171,376,136
November 2007..    558,203,176    July 2009......   284,882,446     March 2011.....    167,074,513
December 2007..    543,869,212    August 2009....   276,868,262     April 2011.....    162,912,254
January 2008...    528,951,186    September 2009.   269,142,580     May 2011.......    158,885,764
February 2008..    514,338,155    October 2009...   261,697,574     June 2011......    154,985,057

      A "SWAP TERMINATION PAYMENT" is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

      The Swap Contract will be subject to early termination upon an event of default or an early termination event under the Swap Contract. Events of default under the Swap Contract include, among other things, the following:

      o     failure to make a payment due under the Swap Contract, three business days after notice of such failure is received,

      o     certain insolvency or bankruptcy events, and

      o     a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

      Early termination events under the Swap Contract include, among other things:

      o     illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable)
            to perform its obligations under the Swap Contract or guaranty, as applicable),

      o     a tax event (which generally relates to either party to the Swap
            Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

                                       41

      o     an amendment to the Pooling and Servicing Agreement that would materially adversely affect the Swap Counterparty is made without the prior written consent of the Swap Counterparty.

      In addition to the termination events specified above, it will be a termination event under the Swap Contract in the event that (A) either (i) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below "A1" by Moody's or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, short-term debt obligations of the Swap
Counterparty are rated below "P-1" by Moody's or are rated "P-1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from
Moody's and the unsecured, long-term senior debt obligations of the Swap
Counterparty are rated below "Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), or (C) either (i) the unsecured, short-term debt obligations of the Swap Counterparty are rated below "A-1" by S&P or (ii) if the
Swap Counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below "A+"
by S&P (such event, a "COLLATERALIZATION EVENT"), and the Swap Counterparty does not, within 30 days, (a) cause another entity to replace the Swap Counterparty that satisfies the Swap Counterparty Ratings Requirement and that is approved by the Swap Contract Administrator on terms substantially similar to the Swap
Contract; (b) obtain a guaranty of, or a contingent agreement of another person that satisfies the Swap Counterparty Ratings Requirement, to honor the Swap
Counterparty's obligations under the Swap Contract, provided that such other person is approved by the Swap Contract Administrator; (c) post collateral satisfactory to the applicable Rating Agencies; or (d) establish any other arrangement satisfactory to the applicable Rating Agency which will be sufficient to restore the immediately prior ratings of the Swap Certificates.

      "SWAP COUNTERPARTY RATINGS REQUIREMENT" means (a) either (i) the unsecured, short-term debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A-1" by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A+" by S&P, and (b) either (i)
the unsecured, long-term senior debt obligations of such substitute counterparty
(or its credit support provider) are rated at least "A1" by Moody's (and if rated "A1" by Moody's, such rating is not on watch for possible downgrade) and the unsecured, short-term debt obligations of such substitute counterparty (or its credit support provider) are rated at least "P-1" by Moody's (and if rated
"P-1" by Moody's, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute counterparty (or its credit support provider) does not have a short-term debt rating from Moody's, the unsecured, long-term senior debt obligations of such substitute counterparty (or its credit support provider) are rated at least
"Aa3" by Moody's (and if rated "Aa3" by Moody's, such rating is not on watch for possible downgrade).

      It will also be a termination event under the Swap Contract in the event that the Swap Counterparty fails to satisfy the following ratings criteria: (A)
the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least "BBB-" by S&P, and (B) either (i) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least "A2" by Moody's
(including if such rating is on watch for possible downgrade) and the unsecured, short-term debt obligations of the Swap Counterparty are rated at least "P-1" by
Moody's (including if such rating is on watch for possible downgrade) or (ii) if the Swap Counterparty does not have a short-term rating from Moody's, the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least "A1" by Moody's (including if such rating is on watch for possible downgrade); and the Swap Counterparty does not, within 10 days, after the occurrence of such a downgrade or withdrawal by S&P or Moody's, as applicable, take the action described in either clause (a) or (b) above.

      The rating levels and obligations following a ratings downgrade referred to in this section are determined by the Rating Agencies and may be changed by the Rating Agencies prior to the execution of the Swap Contract. As such, this summary is subject to, and qualified in its entirety by reference to, the provisions of the Swap Contract.

      Finally, an additional termination event under the Swap Contract will exist if the Swap Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities
Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Item 1115(b)(1) or
(b)(2) of Regulation AB with respect to certain reporting obligations of the
Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap

                                       42

Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange
Act and Regulation AB with respect to certain reporting obligations of the
Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Swap Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any rating agency, if applicable.

      "SWAP COUNTERPARTY TRIGGER EVENT" means an event of default under the Swap
Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality, a tax event or a tax event upon merger of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a ratings downgrade of the Swap Counterparty (as described above).

      Barclays Bank PLC is a public limited company registered in England and
Wales under number 1026167. The liability of the members of Barclays Bank PLC is limited. It has its registered head office at 1 Churchill Place, London, E14
5HP. Barclays Bank PLC and its subsidiary undertakings (taken together, the
"Group") is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services.

      The short-term unsecured obligations of Barclays Bank PLC are rated "A-1+"
by S&P, "P-1" by Moody's and "F1+" by Fitch Ratings and the long-term obligations of Barclays Bank PLC are rated "AA" by S&P, "Aa1" by Moody's and
"AA+" by Fitch Ratings.

      The significance percentage for the Swap Contract is less than 10%. The
"SIGNIFICANCE PERCENTAGE" for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate
Certificate Principal Balance of the Swap Certificates. The "SIGNIFICANCE
ESTIMATE" of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

      The Certificates do not represent an obligation of the Swap Counterparty or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract or the Swap Contract
Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract, or against the Swap Contract Administrator in respect of its obligations under the
Swap Contract Administration Agreement.

      The Swap Contract, the Swap Contract Assignment Agreement and the Swap
Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

CALCULATION OF ONE-MONTH LIBOR

      On the second LIBOR Business Day preceding the commencement of each
Accrual Period for the Adjustable Rate Certificates (each such date, an
"INTEREST DETERMINATION DATE"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg
Terminal for that Interest Determination Date. If such rate is not quoted on the
Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the
Trustee), One-Month LIBOR for the applicable Accrual Period will be the
Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month
LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period.
The "REFERENCE BANK RATE" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of
0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate
Certificate Principal Balance of all Adjustable Rate Certificates for the
Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in

                                       43

New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal
Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and
"REFERENCE BANKS" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

            (1)   with an established place of business in London,

            (2)   which have been designated as such by the Trustee and

            (3)   which are not controlling, controlled by, or under common
                  control with, the Depositor, Countrywide Servicing or any
                  successor Master Servicer.

      The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

CARRYOVER RESERVE FUND

      The Pooling and Servicing Agreement will require the Trustee to establish an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing
Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund.
The Carryover Reserve Fund will not be an asset of any REMIC.

      On each Distribution Date, to the extent that Excess Cashflow is available as described under "-- Overcollateralization Provisions" above, the Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate
Carryover as described under "-- Overcollateralization Provisions" above.

      On each Distribution Date, to the extent that Excess Cashflow is available as described under "-- Overcollateralization Provisions" above, the Trustee will deposit in the Carryover Reserve Fund an amount equal to the excess, if any, of
(i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve
Fund following all other deposits to, and withdrawals from, the Carryover
Reserve Fund on the Distribution Date (the "REQUIRED CARRYOVER RESERVE FUND
DEPOSIT").

CREDIT COMEBACK EXCESS ACCOUNT

      The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the "CREDIT COMEBACK EXCESS ACCOUNT"), which is held in trust by the Trustee on behalf of the holders of the Adjustable Rate Certificates. The
Credit Comeback Excess Account will not be an asset of any REMIC.

      On each Distribution Date, the Trustee will deposit in the Credit Comeback
Excess Account, all Credit Comeback Excess Amounts received during the related
Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the Adjustable Rate
Certificates to restore overcollateralization and to cover any Unpaid Realized
Loss Amounts as described under "--Overcollateralization Provisions." Any Credit
Comeback Excess Amounts remaining after the application of such amounts as described under "-- Overcollateralization Provisions" will be distributed to the
Class C Certificates and will not be available thereafter.

APPLIED REALIZED LOSS AMOUNTS

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Adjustable
Rate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal
Balances of the Class B, Class M-9, Class M-8, Class M-7,

                                       44

Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1
Certificates, in that order, in each case until the Certificate Principal
Balance of the class has been reduced to zero. After the Certificate Principal
Balances of the Subordinate Certificates have been reduced to zero, (i) if the
Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the
amount of such excess will be applied to reduce the Certificate Principal
Balance of the Class 1-A Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and (ii) if the aggregate Certificate
Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated
Principal Balance of the Mortgage Loans in Loan Group 2, the amount of such excess will be applied to reduce the Certificate Principal Balance of each class of Class 2-A Certificates, pro rata, until the Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an "APPLIED REALIZED LOSS AMOUNT."

      If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the
class as described in the definition of "Certificate Principal Balance"
described in this free writing prospectus under "-- Glossary of Terms --
Definitions Related to Distribution Dates and Collections."

                                       45

                                                                         ANNEX A

                        THE STATISTICAL CALCULATION POOL

          The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan
Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled "Percent of Aggregate Principal Balance Outstanding" are
stated by that portion of the Statistical Calculation Date Pool Principal
Balance representing Loan Group 1, Loan Group 2 or the Statistical Calculation
Pool as a whole. The sum of the columns below may not equal the total indicated
due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

                             GROUP 1 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    AVERAGE
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
MORTGAGE LOAN PROGRAM              LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

30-Year 6-month LIBOR ........        26     $  6,040,778       2.20%      $232,338     8.889%     358.43       552       78.8%
2/28 6-month LIBOR ...........       662      107,804,684      39.22        162,847     8.471      358.42       595       79.0
2/38 6-month LIBOR ...........       104       18,198,650       6.62        174,987     8.352      478.77       601       78.3
2/28 6-month LIBOR -
   24-month Interest Only ....        50        8,017,575       2.92        160,352     7.644      357.55       613       82.1
2/28 6-month LIBOR -
   60-month Interest Only ....       278       54,600,165      19.86        196,403     7.882      358.54       624       81.3
3/27 6-month LIBOR ...........        38        5,886,450       2.14        154,907     8.518      357.62       588       80.7
3/37 6-month LIBOR ...........         1          130,458       0.05        130,458     7.625      479.00       567       90.0
3/27 6-month LIBOR -
   36-month Interest Only ....         4          632,700       0.23        158,175     7.587      357.30       592       74.9
3/27 6-month LIBOR -
   60-month Interest Only ....        22        3,970,000       1.44        180,455     7.991      358.41       603       80.8
5/25 6-month LIBOR ...........         4          890,456       0.32        222,614     7.687      359.00       618       73.3
15-Year Fixed ................         6          434,196       0.16         72,366     9.388      178.01       579       80.1
15-Year Fixed -
   Second Lien ...............        12          285,903       0.10         23,825    11.582      178.19       611       75.7
15-Year Fixed - Credit
   Comeback ..................         2          333,572       0.12        166,786     8.981      176.27       515       72.5
20-Year Fixed -
   Second Lien ...............        15          645,000       0.23         43,000    11.200      238.51       631       79.1
30-Year Fixed ................       241       40,645,058      14.79        168,652     9.028      358.32       582       79.6
30-Year Fixed - Credit
   Comeback ..................        30        4,135,875       1.50        137,862     8.835      358.08       581       77.1
40-Year Fixed ................        25        4,396,722       1.60        175,869     8.528      478.83       589       79.3
40-Year Fixed - Credit
   Comeback ..................         4        1,236,408       0.45        309,102     8.887      479.00       627       69.4
30-Year Fixed - 60-month
   Interest Only .............        38        8,482,234       3.09        223,217     7.990      358.59       627       79.7
30/15-Year Fixed Balloon .....         1           76,389       0.03         76,389    11.000      176.00       623       84.1
30/15-Year Fixed Balloon -
   Second Lien ...............       249        8,032,928       2.92         32,261    11.966      178.50       626       96.7
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     1,812     $274,876,200     100.00%
                                   =====     ============     ======

                                       A-1

        ORIGINAL TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     AVERAGE
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
ORIGINAL TERM (MONTHS)             LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
----------------------           --------   ------------   -----------   ---------   --------   ---------   --------   --------

ARM 360 ......................     1,084    $187,842,808      68.34%      $173,287     8.262%     358.39       603       79.9%
ARM 480 ......................       105      18,329,108       6.67        174,563     8.347      478.77       601       78.4
Fixed 180 ....................       270       9,162,988       3.33         33,937    11.715      178.37       620       94.3
Fixed 240 ....................        15         645,000       0.23         43,000    11.200      238.51       631       79.1
Fixed 360 ....................       309      53,263,166      19.38        172,373     8.848      358.35       589       79.4
Fixed 480 ....................        29       5,633,130       2.05        194,246     8.607      478.87       597       77.1
                                   -----    ------------     ------
   Total/Avg./Wtd. Avg .......     1,812    $274,876,200     100.00%
                                   =====    ============     ======

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     AVERAGE
RANGE OF MORTGAGE LOAN           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
PRINCIPAL BALANCES                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
----------------------           --------   ------------   -----------   ---------   --------   ---------   --------   --------

$0.01 - $25,000.00 ...........        94    $  1,865,031       0.68%      $ 19,841    12.343%     181.48       613       95.8%
$25,000.01 - $50,000.00 ......       161       5,635,409       2.05         35,003    11.794      193.70       624       96.0
$50,000.01 - $75,000.00 ......       150       9,451,616       3.44         63,011    10.068      333.24       606       83.2
$75,000.01 - $100,000.00 .....       179      15,778,173       5.74         88,146     8.776      358.10       601       77.8
$100,000.01 - $150,000.00 ....       399      49,803,998      18.12        124,822     8.283      370.21       602       81.0
$150,000.01 - $200,000.00 ....       391      67,997,574      24.74        173,907     8.417      368.97       601       79.9
$200,000.01 - $250,000.00 ....       188      41,991,722      15.28        223,360     8.291      367.53       596       79.3
$250,000.01 - $300,000.00 ....        88      24,240,642       8.82        275,462     8.493      365.20       599       79.6
$300,000.01 - $350,000.00 ....        77      25,104,593       9.13        326,034     8.037      368.02       611       78.7
$350,000.01 - $400,000.00 ....        68      25,685,554       9.34        377,729     8.391      377.65       587       77.9
$400,000.01 - $450,000.00 ....        14       5,756,314       2.09        411,165     8.266      358.14       597       79.8
$450,000.01 - $500,000.00 ....         1         497,200       0.18        497,200     8.500      358.00       651       88.0
$500,000.01 - $550,000.00 ....         2       1,068,375       0.39        534,187     7.790      419.13       615       75.0
                                   -----    ------------     ------
   Total/Avg./Wtd. Avg .......     1,812    $274,876,200     100.00%
                                   =====    ============     ======

                                       A-2

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     AVERAGE
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
STATE                              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
-----                            --------   ------------   -----------   ---------   --------   ---------   --------   --------

Alabama ......................        24    $  2,342,604       0.85%      $ 97,608     9.216%     356.08       587       86.4%
Alaska .......................         1         172,000       0.06        172,000     8.550      359.00       639       80.0
Arizona ......................        94      15,968,494       5.81        169,878     8.301      366.46       592       79.2
Arkansas .....................        11         939,464       0.34         85,406     9.545      366.27       582       83.8
California ...................       138      36,677,425      13.34        265,778     8.075      372.32       605       75.9
Colorado .....................        55       6,551,452       2.38        119,117     8.226      355.01       614       83.4
Connecticut ..................        25       3,877,706       1.41        155,108     8.521      360.78       591       80.8
Delaware .....................        10       1,711,461       0.62        171,146     8.200      358.16       607       84.7
District of Columbia .........         9       2,260,540       0.82        251,171     8.198      383.67       604       79.8
Florida ......................       210      33,533,394      12.20        159,683     8.335      367.18       595       77.5
Georgia ......................       102      11,465,130       4.17        112,403     9.045      359.85       605       83.8
Hawaii .......................         6       1,104,577       0.40        184,096     8.208      338.16       661       75.6
Idaho ........................        16       2,066,416       0.75        129,151     8.277      361.32       615       84.2
Illinois .....................       133      19,346,873       7.04        145,465     8.817      358.74       618       82.4
Indiana ......................        40       3,912,313       1.42         97,808     9.426      356.18       608       83.6
Iowa .........................        14       1,612,639       0.59        115,188     8.942      376.00       600       86.8
Kansas .......................        10         791,956       0.29         79,196     9.937      383.02       605       82.1
Kentucky .....................        15       1,889,788       0.69        125,986     9.244      356.14       619       81.5
Louisiana ....................        12       1,577,554       0.57        131,463     9.222      355.93       580       81.3
Maine ........................         8         944,722       0.34        118,090     8.631      373.06       583       75.9
Maryland .....................        47       9,764,054       3.55        207,746     8.472      372.60       592       78.0
Massachusetts ................        39       6,156,620       2.24        157,862     8.660      351.45       582       78.5
Michigan .....................        58       6,142,260       2.23        105,901     8.831      355.29       588       84.5
Minnesota ....................        44       6,398,650       2.33        145,424     8.790      362.62       621       83.0
Mississippi ..................         5         504,547       0.18        100,909     9.190      350.55       598       86.5
Missouri .....................        21       1,832,215       0.67         87,248     9.476      342.32       582       86.2
Montana ......................         6       1,121,535       0.41        186,923     9.485      358.15       573       79.1
Nebraska .....................         4         601,769       0.22        150,442    10.211      358.64       576       90.7
Nevada .......................        43       6,695,270       2.44        155,704     8.124      360.79       606       78.9
New Hampshire ................        11       1,597,244       0.58        145,204     8.142      353.32       590       76.9
New Jersey ...................        36       7,794,725       2.84        216,520     8.650      362.64       584       75.6
New Mexico ...................        10       1,525,039       0.55        152,504     8.695      358.24       589       77.6
New York .....................        41      10,256,359       3.73        250,155     8.224      366.84       589       74.1
North Carolina ...............        46       5,338,085       1.94        116,045     9.357      354.12       596       84.4
North Dakota .................         2         156,616       0.06         78,308     8.527      319.15       642       84.3
Ohio .........................        30       2,827,946       1.03         94,265     9.011      352.59       596       81.8
Oklahoma .....................        10         675,124       0.25         67,512     9.248      362.97       597       86.0
Oregon .......................        24       4,330,894       1.58        180,454     8.042      368.87       616       81.5
Pennsylvania .................        37       5,231,939       1.90        141,404     8.609      362.12       590       83.1
Rhode Island .................         6       1,040,858       0.38        173,476     8.984      341.22       627       81.4
South Carolina ...............        21       2,634,840       0.96        125,469     9.163      361.47       592       79.6
South Dakota .................         3         209,104       0.08         69,701     8.580      333.23       628       82.8
Tennessee ....................        30       3,268,128       1.19        108,938     8.700      351.46       592       85.6
Texas ........................       147      15,355,173       5.59        104,457     8.702      357.04       600       83.2
Utah .........................        19       2,297,199       0.84        120,905     7.943      349.58       611       81.8
Vermont ......................         2         353,524       0.13        176,762     7.630      359.00       568       83.8
Virginia .....................        56       9,706,904       3.53        173,338     8.314      358.58       607       81.4
Washington ...................        62      10,414,340       3.79        167,973     7.945      353.30       607       81.4
West Virginia ................         3         317,150       0.12        105,717     8.057      405.02       627       83.5
Wisconsin ....................        15       1,427,121       0.52         95,141     9.650      370.95       592       87.3
Wyoming ......................         1         154,463       0.06        154,463     7.625      359.00       631       90.0
                                   -----    ------------     ------
    Total/Avg./Wtd. Avg ......     1,812    $274,876,200     100.00%
                                   =====    ============     ======

                                       A-3

             LOAN-TO-VALUE RATIOS AND COMBINED LOAN-TO-VALUE RATIOS
       FOR THE GROUP 1 MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
RANGE OF LOAN-TO-VALUE           NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    AVERAGE
RATIOS AND COMBINED               MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
LOAN-TO-VALUE RATIOS (%)           LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less.................        34     $  4,031,592       1.47%      $118,576     8.053%     364.62       608       40.8%
50.01 - 55.00.................        21        4,052,835       1.47        192,992     8.076      371.30       586       53.1
55.01 - 60.00.................        33        6,036,977       2.20        182,939     8.018      374.80       599       57.9
60.01 - 65.00.................        57       10,938,933       3.98        191,911     8.026      377.46       575       63.0
65.01 - 70.00.................        87       16,967,634       6.17        195,030     8.189      368.34       577       68.7
70.01 - 75.00.................       145       26,833,702       9.76        185,060     8.537      362.20       577       73.7
75.01 - 80.00.................       630       98,208,451      35.73        155,886     8.315      367.72       609       79.7
80.01 - 85.00.................       193       37,025,578      13.47        191,842     8.440      367.02       587       84.0
85.01 - 90.00.................       252       47,313,595      17.21        187,752     8.437      368.89       616       89.5
90.01 - 95.00.................        72       10,896,763       3.96        151,344     9.596      364.00       595       94.5
95.01 - 100.00................       288       12,570,141       4.57         43,646    10.909      255.47       626       99.9
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     1,812     $274,876,200     100.00%
                                   =====     ============     ======

              CURRENT MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    AVERAGE
RANGE OF CURRENT MORTGAGE         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
RATES (%)                          LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

4.501 - 5.000.................         1     $    121,983       0.04%      $121,983     4.750%     358.00       568       78.7%
5.001 - 5.500.................         1          140,000       0.05        140,000     5.500      359.00       591       49.5
5.501 - 6.000.................        11        2,159,588       0.79        196,326     5.910      366.38       633       76.8
6.001 - 6.500.................        33        7,391,475       2.69        223,984     6.357      363.04       619       75.2
6.501 - 7.000.................        98       18,635,967       6.78        190,163     6.848      370.60       618       75.0
7.001 - 7.500.................       168       31,411,139      11.43        186,971     7.328      361.84       613       79.3
7.501 - 8.000.................       343       61,984,475      22.55        180,713     7.818      371.76       613       77.9
8.001 - 8.500.................       243       43,776,664      15.93        180,151     8.305      368.51       604       80.4
8.501 - 9.000.................       194       33,579,018      12.22        173,088     8.791      368.38       593       80.8
9.001 - 9.500.................       125       19,685,805       7.16        157,486     9.301      377.41       579       81.6
9.501 - 10.000................       155       20,100,852       7.31        129,683     9.794      362.76       586       83.7
10.001 - 10.500...............        79       11,782,893       4.29        149,151    10.291      359.29       560       81.1
10.501 - 11.000...............        81       10,600,984       3.86        130,876    10.792      356.75       567       80.4
11.001 - 11.500...............        60        4,997,090       1.82         83,285    11.310      309.22       584       86.5
11.501 - 12.000...............        66        3,303,524       1.20         50,053    11.803      260.91       601       91.9
12.001 - 12.500...............        58        2,632,510       0.96         45,388    12.244      253.18       608       93.1
12.501 - 13.000...............        42        1,172,283       0.43         27,911    12.791      178.63       613       98.0
13.001 - 13.500...............        39        1,042,511       0.38         26,731    13.292      180.17       595       99.7
13.501 - 14.000...............        14          337,477       0.12         24,105    13.689      212.06       598       95.7
Greater than 14.000...........         1           19,961       0.01         19,961    15.125      179.00       620       95.0
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     1,812     $274,876,200     100.00%
                                   =====     ============     ======

                                       A-4

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    AVERAGE
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
MORTGAGED PROPERTY TYPE            LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

Single Family Residence.......     1,391     $206,585,637      75.16%      $148,516     8.522%     361.69       598       80.1%
Planned Unit Development......       242       41,315,454      15.03        170,725     8.425      365.54       601       81.0
Low-Rise Condominium..........       131       16,652,753       6.06        127,120     8.546      361.35       628       81.5
Two Family Home...............        28        5,276,422       1.92        188,444     8.774      356.13       583       73.8
Three Family Home.............         7        2,571,333       0.94        367,333     8.237      417.85       643       66.1
High-Rise Condominium ........         9        1,480,865       0.54        164,541     8.688      350.76       649       83.0
Four Family Home..............         4          993,737       0.36        248,434     8.199      358.25       601       75.8
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     1,812     $274,876,200     100.00%
                                   =====     ============     ======

                  LOAN PURPOSES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    AVERAGE
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
LOAN PURPOSE                       LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

Refinance - Cash Out..........     1,070     $195,611,764      71.16%      $182,815     8.438%     366.06       592       78.7%
Purchase......................       630       63,950,856      23.27        101,509     8.738      354.16       624       84.0
Refinance - Rate/Term.........       112       15,313,581       5.57        136,728     8.488      353.64       602       81.5
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     1,812     $274,876,200     100.00%
                                   =====     ============     ======

                 OCCUPANCY TYPES FOR THE GROUP 1 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    AVERAGE
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
OCCUPANCY TYPE                     LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

Owner Occupied................     1,748     $264,008,548      96.05%      $151,035     8.486%     362.43       599       80.0%
Investment Property...........        48        8,122,483       2.95        169,218     9.077      367.37       637       82.4
Second Home...................        16        2,745,169       1.00        171,573     9.194      364.71       616       83.8
                                  ------     ------------     ------
   Total/Avg./Wtd. Avg........     1,812     $274,876,200     100.00%
                                  ======     ============     ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-5

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    AVERAGE
RANGE OF REMAINING TERMS          MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
(MONTHS)                           LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

121 - 180.....................       270     $  9,162,988       3.33%      $ 33,937    11.715%     178.37       620       94.3%
181 - 300.....................        15          645,000       0.23         43,000    11.200      238.51       631       79.1
301 - 360.....................     1,393      241,105,974      87.71        173,084     8.392      358.38       600       79.8
Greater than 360..............       134       23,962,238       8.72        178,823     8.408      478.79       600       78.1
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     1,812     $274,876,200     100.00%
                                   =====     ============     ======

             LOAN DOCUMENTATION TYPES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    AVERAGE
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
LOAN DOCUMENTATION TYPE            LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

Full Documentation............     1,186     $166,462,066      60.56%      $140,356     8.349%     360.99       598       82.0%
Stated Income.................       626      108,414,135      39.44        173,186     8.759      365.06       604       77.2
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     1,812     $274,876,200     100.00%
                                   =====     ============     ======

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    AVERAGE
RANGE OF CREDIT BUREAU RISK       MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
SCORES                             LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

801 - 820.....................         1     $     64,954       0.02%      $ 64,954     7.750%     359.00       806       100.0%
781 - 800.....................         3          649,747       0.24        216,582     8.331      358.49       794        85.1
761 - 780.....................         5          926,362       0.34        185,272     7.891      358.39       771        82.3
741 - 760.....................         2          524,316       0.19        262,158     8.488      358.00       751        91.9
721 - 740.....................         6          622,310       0.23        103,718     8.211      343.81       723        80.0
701 - 720.....................        21        2,696,125       0.98        128,387     8.415      349.61       707        83.4
681 - 700.....................        38        4,813,948       1.75        126,683     7.991      350.37       690        82.4
661 - 680.....................       124       18,730,037       6.81        151,049     7.952      361.94       669        82.1
641 - 660.....................       160       22,182,254       8.07        138,639     8.228      361.46       651        81.6
621 - 640.....................       220       32,367,461      11.78        147,125     8.379      357.08       630        81.2
601 - 620.....................       331       46,543,376      16.93        140,614     8.228      362.60       610        81.1
581 - 600.....................       413       58,480,703      21.28        141,600     8.435      361.29       590        80.7
561 - 580.....................       205       36,387,468      13.24        177,500     8.588      367.71       571        80.5
541 - 560.....................       116       21,026,503       7.65        181,263     8.947      370.76       551        75.9
521 - 540.....................        96       16,935,916       6.16        176,416     9.400      366.88       529        75.5
501 - 520.....................        71       11,924,720       4.34        167,954     9.789      360.67       510        74.3
                                  ------     ------------     ------
   Total/Avg./Wtd. Avg........     1,812     $274,876,200     100.00%
                                  ======     ============     ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-6

             CREDIT GRADE CATEGORIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT      AVERAGE
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       LTV/
CREDIT GRADE CATEGORY              LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

A-............................        80     $ 16,026,039       5.83%      $200,325    8.579%      366.58        576        78.6%
B.............................        89       16,890,941       6.14        189,786    8.802       367.06        571        77.5
C.............................        89       12,659,179       4.61        142,238    9.016       365.92        579        75.6
C-............................        56        7,992,564       2.91        142,724    8.523       377.47        594        78.3
D.............................         3          566,221       0.21        188,740    9.036       358.31        570        74.3
PP............................       988      135,356,903      49.24        137,001    8.511       359.92        609        81.2
PR............................       507       85,384,353      31.06        168,411    8.361       363.36        601        80.0
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     1,812     $274,876,200     100.00%
                                   =====     ============     ======

            PREPAYMENT PENALTY PERIODS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT      AVERAGE
PREPAYMENT PENALTY PERIOD         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       LTV/
(MONTHS)                           LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

0.............................       656     $ 87,431,669      31.81%      $133,280     8.989%     355.83        598        80.6%
12............................        47        9,987,821       3.63        212,507     8.311      364.74        600        75.9
24............................       879      143,440,721      52.18        163,186     8.198      368.07        605        80.0
30............................         1          155,570       0.06        155,570    12.090      358.00        574        95.0
36............................       229       33,860,420      12.32        147,862     8.643      356.27        590        80.4
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     1,812     $274,876,200     100.00%
                                   =====     ============     ======

  MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                 WEIGHTED                                                                        WEIGHTED
                                  AVERAGE                            PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE
                                 MONTHS TO   NUMBER     AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT   WEIGHTED
                                   NEXT        OF       PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU    AVERAGE
RANGE OF MONTHS TO              ADJUSTMENT  MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      LTV/
NEXT ADJUSTMENT DATE               DATE       LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     CLTV
------------------------------  ----------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

0 - 6.........................       4           26   $  6,040,778      2.93%     $232,338   8.889%     358.43      552      78.8%
19 - 24.......................      22        1,094    188,621,074     91.49       172,414   8.254      370.03      604      79.7
25 - 31.......................      31            7      1,101,243      0.53       157,320   8.258      355.00      587      83.8
32 - 37.......................      34           58      9,518,366      4.62       164,110   8.254      359.90      594      80.1
38 or Greater.................      59            4        890,456      0.43       222,614   7.687      359.00      618      73.3
                                              -----   ------------    ------
   Total/Avg./Wtd. Avg........                1,189   $206,171,916    100.00%
                                              =====   ============    ======

                                       A-7

          GROSS MARGINS FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     AVERAGE
                                  MORTGAGE       BALANCE      BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       LTV/
RANGE OF GROSS MARGINS (%)         LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

1.001 - 2.000.................         1     $    166,240       0.08%     $166,240      7.270%     358.00        678        90.0%
2.001 - 3.000.................         2          337,049       0.16       168,525      8.583      359.00        546        83.3
3.001 - 4.000.................        13        2,374,997       1.15       182,692      7.902      358.91        617        81.3
4.001 - 5.000.................        59       10,396,879       5.04       176,218      8.473      367.82        614        81.5
5.001 - 6.000.................       159       27,036,212      13.11       170,039      7.824      367.67        608        77.7
6.001 - 7.000.................       698      118,787,313      57.62       170,182      8.085      368.97        602        79.4
7.001 - 8.000.................       242       44,740,393      21.70       184,878      8.936      370.77        598        81.1
8.001 - 9.000.................         9        1,643,293       0.80       182,588      9.180      380.55        587        81.1
9.001 - 10.000................         6          689,539       0.33       114,923     10.543      372.76        592        82.3
                                   -----     ------------     ------
Total/Avg./Wtd. Avg...........     1,189     $206,171,916     100.00%
                                   =====     ============     ======

----------
(1)  The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 6.517%.

      MAXIMUM MORTGAGE RATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT      AVERAGE
RANGE OF MAXIMUM MORTGAGE         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       LTV/
RATES (%)                          LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

11.501 - 12.000...............         1     $    121,983       0.06%      $121,983     4.750%     358.00        568        78.7%
12.001 - 12.500...............         4          768,919       0.37        192,230     6.113      358.04        633        66.2
12.501 - 13.000...............        23        4,654,474       2.26        202,368     6.521      366.70        631        73.8
13.001 - 13.500...............        58       12,189,285       5.91        210,160     6.868      361.05        609        77.2
13.501 - 14.000...............       133       22,739,231      11.03        170,972     7.326      369.30        608        76.9
14.001 - 14.500...............       150       26,939,394      13.07        179,596     7.515      364.30        613        79.7
14.501 - 15.000...............       254       44,627,214      21.65        175,698     7.917      369.70        613        78.6
15.001 - 15.500...............       181       32,183,785      15.61        177,811     8.370      372.67        607        80.9
15.501 - 16.000...............       121       21,536,872      10.45        177,991     8.843      371.41        593        81.6
16.001 - 16.500...............        81       12,955,176       6.28        159,940     9.356      375.19        580        81.4
16.501 - 17.000...............        85       12,156,258       5.90        143,015     9.794      369.62        585        84.2
17.001 - 17.500...............        41        6,917,034       3.35        168,708    10.258      372.67        564        82.4
17.501 - 18.000...............        36        5,368,523       2.60        149,126    10.780      364.21        573        78.8
18.001 - 18.500...............        16        2,610,774       1.27        163,173    11.297      358.40        559        85.5
18.501 - 19.000...............         2          237,057       0.11        118,528    11.784      358.00        512        80.0
19.001 - 19.500...............         2          117,955       0.06         58,977    12.345      357.17        610        85.9
Greater than 19.500...........         1           47,982       0.02         47,982    13.750      358.00        635       100.0
                                   -----     ------------     ------
Total/Avg./Wtd. Avg...........     1,189     $206,171,916     100.00%
                                   =====     ============     ======

----------
(1)  The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 15.097%.

                                       A-8

    INITIAL PERIODIC RATE CAPS FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT      AVERAGE
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       LTV/
INITIAL PERIODIC RATE CAP (%)      LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

1.000.........................        30     $  6,507,436       3.16%      $216,915    8.938%      358.40        554        79.0%
1.500.........................       930      158,942,183      77.09        170,906    8.306       369.92        605        80.2
2.000.........................        11        1,767,638       0.86        160,694    7.873       357.69        622        78.3
3.000.........................       218       38,954,660      18.89        178,691    8.030       368.01        600        77.8
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     1,189     $206,171,916     100.00%
                                   =====     ============     ======

----------
(1)  The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable
     Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
     Date was approximately 1.772%.

  SUBSEQUENT PERIODIC RATE CAPS FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT      AVERAGE
SUBSEQUENT PERIODIC RATE          MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       LTV/
CAP (%)                            LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

1.000.........................       236     $ 43,506,280      21.10%      $184,349    8.179%      365.78        594        78.1%
1.500.........................       951      162,349,231      78.74        170,714    8.296       370.00        605        80.2
2.000.........................         1          239,605       0.12        239,605    7.000       358.00        618        80.0
3.000.........................         1           76,800       0.04         76,800    8.950       358.00        582        80.0
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     1,189     $206,171,916     100.00%
                                   =====     ============     ======

----------
(1)  The weighted average Subsequent Periodic Rate Cap for the Group 1
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 1.396%.

                                       A-9

      MINIMUM MORTGAGE RATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT      AVERAGE
RANGE OF MINIMUM MORTGAGE         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       LTV/
RATES (%)                          LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

4.001 - 5.000.................         3     $    638,578        0.31%     $212,859     6.772%     358.81        612        75.6%
5.001 - 6.000.................        27        4,529,214        2.20       167,749     6.817      373.35        606        73.4
6.001 - 7.000.................       140       26,637,255       12.92       190,266     7.034      369.05        609        76.1
7.001 - 8.000.................       420       75,210,892       36.48       179,074     7.685      367.23        614        78.6
8.001 - 9.000.................       321       56,630,552       27.47       176,419     8.499      370.75        603        81.3
9.001 - 10.000................       178       26,906,456       13.05       151,160     9.539      371.77        582        83.2
Greater than 10.000...........       100       15,618,971        7.58       156,190    10.664      366.71        565        81.5
                                   -----     ------------      ------
   Total/Avg./Wtd. Avg........     1,189     $206,171,916      100.00%
                                   =====     ============      ======

----------
(1)  The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 8.174%.

      NEXT ADJUSTMENT DATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT      AVERAGE
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       LTV/
NEXT ADJUSTMENT DATE               LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

August 2006...................         2     $    352,966       0.17%      $176,483    9.362%      356.00        554        81.6%
October 2006..................         8        2,394,040       1.16        299,255    8.701       358.00        542        78.5
November 2006.................        16        3,293,772       1.60        205,861    8.976       359.00        559        78.8
January 2008..................        13        1,937,889       0.94        149,068    7.707       355.00        615        77.8
February 2008.................        28        4,152,577       2.01        148,306    7.770       356.00        602        77.9
March 2008....................        62       10,478,404       5.08        169,007    7.902       357.05        608        82.0
April 2008....................       412       70,050,104      33.98        170,025    8.212       366.25        605        78.9
May 2008......................       553       97,257,893      47.17        175,873    8.330       374.77        604        80.1
June 2008.....................        26        4,744,208       2.30        182,470    8.739       375.70        604        82.2
January 2009..................         7        1,101,243       0.53        157,320    8.258       355.00        587        83.8
February 2009.................         9        1,326,225       0.64        147,358    8.777       356.00        596        83.2
March 2009....................         3          363,936       0.18        121,312    7.524       357.00        601        71.9
April 2009....................        18        3,075,444       1.49        170,858    8.379       358.21        592        78.8
May 2009......................        28        4,752,760       2.31        169,741    8.084       362.29        595        80.7
May 2011......................         4          890,456       0.43        222,614    7.687       359.00        618        73.3
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     1,189     $206,171,916     100.00%
                                   =====     ============     ======

----------
(1)  The weighted average Next Adjustment Date for the Group 1 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     is April 2008.

                                      A-10

              INTEREST ONLY PERIODS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     CURRENT   REMAINING     CREDIT      AVERAGE
INTEREST ONLY PERIOD              MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       LTV/
(MONTHS)                           LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

0.............................     1,420     $199,173,526      72.46%      $140,263    8.753%      364.18        592        79.7%
24............................        50        8,017,575       2.92        160,352    7.644       357.55        613        82.1
36............................         4          632,700       0.23        158,175    7.587       357.30        592        74.9
60............................       338       67,052,399      24.39        198,380    7.902       358.54        623        81.1
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     1,812     $274,876,200     100.00%
                                   =====     ============     ======

                                      A-11

                             GROUP 2 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT      AVERAGE
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       LTV/
MORTGAGE LOAN PROGRAM              LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

30-Year 6-month LIBOR.........        20     $  6,494,761       1.42%      $324,738     7.960%     358.45        581        82.4%
2/28 6-month LIBOR............       678      133,974,974      29.32        197,603     8.554      358.53        607        79.9
2/38 6-month LIBOR............        70       17,862,835       3.91        255,183     8.314      478.82        605        77.9
2/28 6-month LIBOR -
  24-month Interest Only......        30        7,626,480       1.67        254,216     7.736      357.63        648        80.4
2/28 6-month LIBOR -
  60-month Interest Only......       319       98,341,384      21.52        308,280     7.947      358.62        663        80.5
3/27 6-month LIBOR............        32        6,139,854       1.34        191,870     8.424      357.84        604        80.3
3/37 6-month LIBOR............         2          678,686       0.15        339,343    11.123      478.00        545        75.7
3/27 6-month LIBOR -
  36-month Interest Only......         5        1,292,999       0.28        258,600     8.270      357.85        671        80.0
3/27 6-month LIBOR -
  60-month Interest Only......         3          792,240       0.17        264,080     7.152      358.77        629        75.6
5/25 6-month LIBOR............         3          999,606       0.22        333,202     7.295      359.46        599        72.1
5/35 6-month LIBOR............         1           74,972       0.02         74,972     7.000      479.00        719        63.3
10-Year Fixed -
  Second Lien.................         1           44,565       0.01         44,565    10.625      118.00        616        31.1
15-Year Fixed.................        21        2,286,527       0.50        108,882     8.524      178.63        602        72.5
15-Year Fixed -
  Second Lien.................         2          100,008       0.02         50,004    11.284      178.00        671       100.0
15-Year Fixed - Credit
  Comeback....................         5          622,642       0.14        124,528     8.651      178.32        599        73.1
20-Year Fixed.................         1           49,937       0.01         49,937    10.375      239.00        548        36.5
20-Year Fixed -
  Second Lien.................        13          528,192       0.12         40,630    11.038      238.33        649        89.3
30-Year Fixed.................       428       88,836,164      19.44        207,561     8.279      358.29        601        80.1
30-Year Fixed - Credit
  Comeback....................       147       26,686,079       5.84        181,538     8.591      358.41        592        80.0
40-Year Fixed.................        59       15,408,342       3.37        261,158     8.441      478.62        605        81.7
40-Year Fixed - Credit
  Comeback....................         4          682,321       0.15        170,580     8.408      478.72        590        69.1
30-Year Fixed - 60-month
  Interest Only...............       104       26,989,571       5.91        259,515     7.432      358.55        640        79.7
30/15-Year Fixed Balloon -
   Second Lien................       354       20,357,660       4.46         57,508    11.635      178.57        650        98.3
      Total/Avg./Wtd. Avg.....     2,302     $456,870,799     100.00%
                                   =====     ============     ======

                                      A-12

        ORIGINAL TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                       WEIGHTED
                                                       PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                             NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                               OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     AVERAGE
                            MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
ORIGINAL TERM (MONTHS)        LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
-------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

ARM 360..................     1,090    $255,662,299       55.96%     $234,553     8.267%     358.52       629       80.2%
ARM 480..................        73      18,616,493        4.07       255,020     8.411      478.79       604       77.7
Fixed 120................         1          44,565        0.01        44,565    10.625      118.00       616       31.1
Fixed 180................       382      23,366,836        5.11        61,170    11.249      178.56       644       95.1
Fixed 240................        14         578,129        0.13        41,295    10.980      238.38       640       84.7
Fixed 360................       679     142,511,814       31.19       209,885     8.177      358.36       607       80.0
Fixed 480................        63      16,090,662        3.52       255,407     8.440      478.62       605       81.2
                              -----    ------------      ------
   Total/Avg./Wtd. Avg...     2,302    $456,870,799      100.00%
                              =====    ============      ======

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                          WEIGHTED
                                                          PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                  OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     AVERAGE
RANGE OF MORTGAGE LOAN         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
PRINCIPAL BALANCES               LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
----------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

$0.01 - $25,000.00..........        34    $    667,969        0.15%     $ 19,646    11.716%     187.26       620       93.3%
$25,000.01 - $50,000.00.....       150       5,815,475        1.27        38,770    11.526      192.34       629       93.0
$50,000.01 - $75,000.00.....       253      15,561,749        3.41        61,509    10.774      277.79       618       89.4
$75,000.01 - $100,000.00....       205      17,803,464        3.90        86,846     9.718      306.75       613       84.0
$100,000.01 - $150,000.00...       396      48,980,408       10.72       123,688     8.585      355.59       608       81.7
$150,000.01 - $200,000.00...       408      71,594,194       15.67       175,476     8.468      363.54       608       80.7
$200,000.01 - $250,000.00...       238      53,086,204       11.62       223,051     8.240      366.70       615       80.1
$250,000.01 - $300,000.00...       145      39,462,475        8.64       272,155     8.279      369.94       623       79.4
$300,000.01 - $350,000.00...       133      43,149,758        9.44       324,434     8.004      364.22       639       80.7
$350,000.01 - $400,000.00...       109      41,008,155        8.98       376,222     8.026      367.07       638       81.0
$400,000.01 - $450,000.00...        75      32,063,946        7.02       427,519     7.836      371.28       617       79.3
$450,000.01 - $500,000.00...        64      30,543,023        6.69       477,235     8.019      362.21       621       79.3
$500,000.01 - $550,000.00...        26      13,692,561        3.00       526,637     8.072      381.86       638       83.1
$550,000.01 - $600,000.00...        30      17,096,670        3.74       569,889     8.124      370.46       644       82.4
$600,000.01 - $650,000.00...        10       6,332,827        1.39       633,283     7.485      370.67       636       78.4
$650,000.01 - $700,000.00...         8       5,397,096        1.18       674,637     8.216      358.49       644       76.0
$700,000.01 - $750,000.00...         7       5,130,536        1.12       732,934     8.809      359.00       611       72.3
$750,000.01 - $800,000.00...         5       3,907,547        0.86       781,509     8.527      405.59       593       70.9
$800,000.01 - $850,000.00...         1         813,910        0.18       813,910     7.625      359.00       605       75.4
$850,000.01 - $900,000.00...         1         883,191        0.19       883,191     7.990      357.00       627       70.8
Greater than $900,000.00....         4       3,879,640        0.85       969,910     7.999      388.97       609       72.9
                                 -----    ------------      ------
   Total/Avg./Wtd. Avg......     2,302    $456,870,799      100.00%
                                 =====    ============      ======

                                      A-13

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                       WEIGHTED
                                                       PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                             NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                               OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     AVERAGE
                            MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
STATE                         LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
-------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Alabama..................        25    $  3,866,699        0.85%     $154,668     8.803%     356.24       591       86.1%
Alaska...................         7       1,139,057        0.25       162,722     8.264      353.23       606       81.7
Arizona..................       100      16,494,901        3.61       164,949     8.488      357.29       618       80.7
Arkansas.................         6         707,547        0.15       117,925     8.766      357.77       644       96.0
California...............       476     142,986,437       31.30       300,392     8.046      359.05       638       79.3
Colorado.................        36       7,170,869        1.57       199,191     8.453      373.41       605       83.1
Connecticut..............        18       3,586,942        0.79       199,275     8.803      361.55       597       78.2
Delaware.................         4         765,853        0.17       191,463     8.744      358.18       573       81.6
District of Columbia.....         7       2,329,720        0.51       332,817     7.957      358.76       625       76.7
Florida..................       322      58,705,602       12.85       182,316     8.497      353.96       619       81.1
Georgia..................        72      10,590,998        2.32       147,097     8.790      352.16       616       83.9
Hawaii...................        17       6,516,751        1.43       383,338     7.749      379.40       650       79.0
Idaho....................        16       1,914,920        0.42       119,682     9.059      337.25       623       82.4
Illinois.................       115      21,302,037        4.66       185,235     9.025      356.48       626       81.3
Indiana..................        16       1,339,476        0.29        83,717     9.465      355.87       580       85.3
Iowa.....................        10       1,061,707        0.23       106,171     9.753      358.51       584       85.5
Kansas...................        11       1,199,097        0.26       109,009     8.319      372.65       628       81.4
Kentucky.................        13       1,474,394        0.32       113,415     8.871      342.95       610       82.8
Louisiana................        25       2,599,933        0.57       103,997     9.353      365.79       574       82.6
Maine....................         7         758,558        0.17       108,365     8.295      349.91       616       82.7
Maryland.................        46      10,364,328        2.27       225,311     9.009      349.49       596       79.4
Massachusetts............        41       8,865,403        1.94       216,229     8.316      360.56       606       76.4
Michigan.................        29       4,186,777        0.92       144,372     8.421      373.32       622       79.8
Minnesota................        16       2,168,471        0.47       135,529     8.438      353.91       620       83.0
Mississippi..............        17       1,996,490        0.44       117,441     8.994      353.35       589       85.3
Missouri.................        21       2,107,268        0.46       100,346     9.629      364.81       578       85.2
Montana..................         3         291,366        0.06        97,122     9.240      340.38       591       77.7
Nebraska.................         3         409,143        0.09       136,381     8.229      358.06       628       82.6
Nevada...................        55      10,377,309        2.27       188,678     8.298      358.82       633       82.4
New Hampshire............        15       2,363,106        0.52       157,540     8.343      345.46       610       81.9
New Jersey...............        51      15,868,071        3.47       311,139     8.420      370.58       600       80.0
New Mexico...............        14       2,632,146        0.58       188,010     8.740      355.31       609       77.2
New York.................        85      21,607,606        4.73       254,207     8.482      363.80       622       79.2
North Carolina...........        30       4,059,407        0.89       135,314     9.031      359.17       593       86.9
Ohio.....................        30       2,939,967        0.64        97,999     8.832      357.65       585       83.6
Oklahoma.................        23       2,233,123        0.49        97,092     8.786      350.23       611       82.8
Oregon...................        31       5,997,715        1.31       193,475     8.362      360.78       609       79.9
Pennsylvania.............        57       7,637,402        1.67       133,990     8.966      358.38       585       82.4
Rhode Island.............         4         741,982        0.16       185,495     8.171      357.67       634       78.0
South Carolina...........        12       1,809,926        0.40       150,827     9.203      348.73       587       84.1
South Dakota.............         1         128,213        0.03       128,213     8.000      479.00       558       95.0
Tennessee................        44       5,049,948        1.11       114,772     8.485      347.55       617       81.3
Texas....................       209      25,234,987        5.52       120,742     8.823      352.28       609       85.8
Utah.....................        25       3,891,424        0.85       155,657     8.312      351.32       628       84.5
Vermont..................         2         112,728        0.02        56,364    10.591      358.47       593       75.4
Virginia.................        57      12,568,698        2.75       220,503     7.955      358.32       607       80.3
Washington...............        56      12,590,577        2.76       224,832     8.022      358.29       622       81.1
West Virginia............         5         591,160        0.13       118,232     8.683      398.03       611       82.5
Wisconsin................         9         895,436        0.20        99,493     9.399      366.66       631       87.3
Wyoming..................         8         639,129        0.14        79,891     9.224      308.40       613       85.5
                              -----    ------------      ------
   Total/Avg./Wtd. Avg...     2,302    $456,870,799      100.00%
                              =====    ============      ======

                                      A-14

             LOAN-TO-VALUE RATIOS AND COMBINED LOAN-TO-VALUE RATIOS
       FOR THE GROUP 2 MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                                                                                                       WEIGHTED
                                                       PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                             NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
RANGE OF LOAN-TO-VALUE         OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     AVERAGE
RATIOS AND COMBINED         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
LOAN-TO-VALUE RATIOS (%)      LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
-------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less............        50    $  6,434,515        1.41%     $128,690     8.381%     345.78       570       41.7%
50.01 - 55.00............        22       3,290,334        0.72       149,561     7.887      346.57       563       52.8
55.01 - 60.00............        29       5,956,791        1.30       205,407     7.703      369.13       579       57.9
60.01 - 65.00............        68      17,890,713        3.92       263,099     8.028      363.71       575       63.3
65.01 - 70.00............        84      19,969,083        4.37       237,727     7.900      381.06       584       68.6
70.01 - 75.00............       144      38,107,780        8.34       264,637     8.070      369.02       594       73.9
75.01 - 80.00............       948     216,649,406       47.42       228,533     8.108      365.80       640       79.7
80.01 - 85.00............       149      32,578,346        7.13       218,647     8.380      365.19       594       84.2
85.01 - 90.00............       274      65,912,755       14.43       240,557     8.478      367.02       618       89.5
90.01 - 95.00............       109      19,304,933        4.23       177,109     9.591      359.72       602       94.7
95.01 - 100.00...........       425      30,776,142        6.74        72,414    10.809      248.07       645       99.9
                              -----    ------------      ------
   Total/Avg./Wtd. Avg...     2,302    $456,870,799      100.00%
                              =====    ============      ======

              CURRENT MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                       WEIGHTED
                                                       PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                             NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                               OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     AVERAGE
RANGE OF CURRENT MORTGAGE   MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
RATES (%)                     LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
-------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

5.001 - 5.500............         2    $    536,008        0.12%     $268,004     5.500%     359.00       603       64.2%
5.501 - 6.000............         7       2,095,735        0.46       299,391     5.921      373.28       590       69.8
6.001 - 6.500............        43      13,705,837        3.00       318,740     6.370      360.35       627       72.6
6.501 - 7.000............       134      35,142,244        7.69       262,256     6.842      368.33       644       78.8
7.001 - 7.500............       194      52,140,585       11.41       268,766     7.355      363.01       640       78.8
7.501 - 8.000............       449     110,472,438       24.18       246,041     7.823      366.01       627       79.2
8.001 - 8.500............       347      82,605,380       18.08       238,056     8.291      367.86       630       80.6
8.501 - 9.000............       279      58,131,497       12.72       208,357     8.773      368.13       607       80.2
9.001 - 9.500............       152      30,216,165        6.61       198,791     9.283      366.66       600       80.8
9.501 - 10.000...........       148      22,062,211        4.83       149,069     9.797      349.13       577       82.7
10.001 - 10.500..........        83      12,357,435        2.70       148,885    10.267      371.70       584       84.3
10.501 - 11.000..........       103      12,308,851        2.69       119,503    10.781      328.42       602       89.7
11.001 - 11.500..........       123      10,583,770        2.32        86,047    11.320      275.21       618       92.2
11.501 - 12.000..........       100       6,308,166        1.38        63,082    11.784      227.38       634       97.2
12.001 - 12.500..........        53       3,328,637        0.73        62,804    12.253      248.46       620       98.0
12.501 - 13.000..........        48       2,706,894        0.59        56,394    12.790      218.30       606       98.4
13.001 - 13.500..........        26       1,164,072        0.25        44,772    13.238      180.21       610       99.8
13.501 - 14.000..........         8         482,642        0.11        60,330    13.803      178.54       616       99.6
Greater than 14.000......         3         522,231        0.11       174,077    14.270      338.98       549       95.6
                              -----    ------------      ------
   Total/Avg./Wtd. Avg...     2,302    $456,870,799      100.00%
                              =====    ============      ======

                                      A-15

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                      IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT      AVERAGE
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU       LTV/
MORTGAGED PROPERTY TYPE            LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

Single Family Residence ......     1,690     $333,981,882      73.10%      $197,622    8.379%      359.52        618        80.6%
Planned Unit Development .....       373       77,581,960      16.98        207,995    8.344       355.53        624        81.7
Low-Rise Condominium .........       168       30,356,027       6.64        180,691    8.651       350.31        643        81.8
Two Family Home ..............        40        7,560,050       1.65        189,001    8.923       359.39        630        83.3
High-Rise Condominium ........        12        3,589,245       0.79        299,104    8.834       350.36        663        79.6
Three Family Home ............         7        1,992,635       0.44        284,662    8.637       375.19        600        70.4
Manufactured Housing(1) ......        11        1,601,169       0.35        145,561    9.130       358.38        648        71.1
Four Family Home .............         1          207,830       0.05        207,830    7.000       359.00        628        62.1
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     2,302     $456,870,799     100.00%
                                   =====     ============     ======

----------
(1)  Treated as real property.

                  LOAN PURPOSES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT      AVERAGE
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU       LTV/
LOAN PURPOSE                       LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

Purchase .....................     1,371     $251,564,514      55.06%      $183,490    8.600%      351.60        643        83.7%
Refinance - Cash Out .........       838      191,187,651      41.85        228,148    8.163       367.75        593        77.0
Refinance - Rate/Term ........        93       14,118,634       3.09        151,813    8.268       347.26        608        82.2
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     2,302     $456,870,799     100.00%
                                   =====     ============     ======

                 OCCUPANCY TYPES FOR THE GROUP 2 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT      AVERAGE
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU       LTV/
OCCUPANCY TYPE                     LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

Owner Occupied ...............     2,264     $449,744,541      98.44%      $198,650    8.401%      358.05        621        80.9%
Investment Property ..........        27        3,611,369       0.79        133,754    8.925       376.34        665        81.8
Second Home ..................        11        3,514,889       0.77        319,535    8.619       361.17        610        72.4
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     2,302     $456,870,799     100.00%
                                   =====     ============     ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-16

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT      AVERAGE
RANGE OF REMAINING TERMS          MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU       LTV/
(MONTHS)                           LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

1 - 120 ......................         1     $     44,565       0.01%      $ 44,565    10.625%     118.00        616        31.1%
121 - 180 ....................       382       23,366,836       5.11         61,170    11.249      178.56        644        95.1
181 - 300 ....................        14          578,129       0.13         41,295    10.980      238.38        640        84.7
301 - 360 ....................     1,769      398,174,113      87.15        225,084     8.235      358.46        621        80.1
Greater than 360 .............       136       34,707,156       7.60        255,200     8.425      478.71        604        79.3
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     2,302     $456,870,799     100.00%
                                   =====     ============     ======

             LOAN DOCUMENTATION TYPES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT      AVERAGE
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU       LTV/
LOAN DOCUMENTATION TYPE            LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

Full Documentation ...........     1,435     $265,197,722      58.05%      $184,807    8.191%      361.07        603        80.7%
Stated Income ................       867      191,673,077      41.95        221,076    8.706       354.28        646        81.1
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     2,302     $456,870,799     100.00%
                                   =====     ============     ======

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT      AVERAGE
RANGE OF CREDIT BUREAU RISK       MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU       LTV/
SCORES                             LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

801 - 820 ....................         1     $     74,986       0.02%      $ 74,986    9.400%      479.00        803        55.6%
781 - 800 ....................         2          684,804       0.15        342,402    9.779       358.70        789        83.0
761 - 780 ....................         6        1,344,701       0.29        224,117    8.376       345.17        773        83.7
741 - 760 ....................        18        4,646,438       1.02        258,135    7.690       355.62        748        82.4
721 - 740 ....................        36       10,350,014       2.27        287,500    8.086       350.86        731        83.0
701 - 720 ....................        76       19,043,938       4.17        250,578    7.910       345.32        709        82.8
681 - 700 ....................       154       31,935,340       6.99        207,372    8.190       354.91        689        83.2
661 - 680 ....................       250       46,988,143      10.28        187,953    8.245       343.87        670        83.1
641 - 660 ....................       278       59,972,786      13.13        215,729    8.270       353.78        650        82.0
621 - 640 ....................       297       58,246,605      12.75        196,117    8.372       356.41        630        82.2
601 - 620 ....................       295       53,722,374      11.76        182,110    8.253       359.94        611        81.8
581 - 600 ....................       313       58,073,630      12.71        185,539    8.451       363.88        591        80.3
561 - 580 ....................       185       40,422,174       8.85        218,498    8.408       367.43        571        78.9
541 - 560 ....................       191       35,463,876       7.76        185,675    8.910       368.27        550        79.8
521 - 540 ....................       105       19,490,673       4.27        185,625    9.213       375.07        531        73.7
501 - 520 ....................        88       14,976,089       3.28        170,183    9.213       359.26        509        71.1
500 or Less ..................         7        1,434,229       0.31        204,890    8.450       358.68        500        64.1
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     2,302     $456,870,799     100.00%
                                   =====     ============     ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-17

             CREDIT GRADE CATEGORIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT      AVERAGE
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU       LTV/
CREDIT GRADE CATEGORY              LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

A- ...........................        67     $ 19,073,360       4.17%      $284,677    8.333%      364.15        582        77.7%
B ............................       158       30,853,741       6.75        195,277    8.371       365.10        580        75.5
C ............................       112       20,708,217       4.53        184,895    8.607       372.59        574        72.9
C- ...........................        96       13,972,077       3.06        145,542    8.487       369.20        590        79.4
D ............................        15        2,376,661       0.52        158,444    9.082       369.90        543        71.0
PP ...........................     1,533      302,957,788      66.31        197,624    8.430       355.86        630        82.1
PR ...........................       321       66,928,955      14.65        208,501    8.241       356.92        636        81.6
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     2,302     $456,870,799     100.00%
                                   =====     ============     ======

            PREPAYMENT PENALTY PERIODS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT      AVERAGE
PREPAYMENT PENALTY PERIOD         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU       LTV/
(MONTHS)                           LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

0 ............................       653     $117,945,650      25.82%      $180,621    8.993%      352.76        615        81.4%
12 ...........................        76       19,224,581       4.21        252,955    8.461       364.25        628        78.4
24 ...........................       948      196,470,621      43.00        207,247    8.243       359.01        630        80.8
36 ...........................       149       28,096,375       6.15        188,566    8.284       342.54        618        81.6
42 ...........................         2          266,743       0.06        133,371    6.990       421.03        627        75.9
48 ...........................         1          496,663       0.11        496,663    7.950       359.00        580        74.6
60 ...........................       473       94,370,166      20.66        199,514    8.049       366.67        610        80.6
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     2,302     $456,870,799     100.00%
                                   =====     ============     ======

  MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                            WEIGHTED
                             AVERAGE                                PERCENT OF             WEIGHTED   WEIGHTED   WEIGHTED
                            MONTHS TO                  AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE     AVERAGE   WEIGHTED
                              NEXT       NUMBER OF     PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING    CREDIT     AVERAGE
RANGE OF MONTHS TO         ADJUSTMENT     MORTGAGE      BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       BUREAU      LTV/
NEXT ADJUSTMENT DATE          DATE         LOANS      OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE    CLTV
-------------------------  ----------  ------------  ------------  -----------  ---------  --------  ---------  ----------  --------

0 - 6 ...................         4              20  $  6,494,761      2.37%     $324,738   7.960%     358.45       581       82.4%
19 - 24 .................        23           1,097   257,805,673     93.99       235,010   8.282      366.87       629       80.0
25 - 31 .................        31               4       900,302      0.33       225,076   8.415      355.00       592       84.0
32 - 37 .................        34              38     8,003,478      2.92       210,618   8.503      368.44       614       79.0
38 or Greater ...........        59               4     1,074,578      0.39       268,645   7.274      367.80       607       71.5
                                              -----  ------------    ------
   Total/Avg./Wtd. Avg ..                     1,163  $274,278,793    100.00%
                                              =====  ============    ======

                                      A-18

          GROSS MARGINS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF             WEIGHTED   WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE     AVERAGE   WEIGHTED
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    GROSS    REMAINING    CREDIT     AVERAGE
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       BUREAU      LTV/
RANGE OF GROSS MARGINS (%)        LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE    CLTV
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  --------

1.000 or Less.................        1    $    109,800       0.04%    $109,800    9.250%    360.00       544       78.4%
1.001 - 2.000.................        2         263,796       0.10      131,898    9.284     358.55       536       82.6
2.001 - 3.000.................        2         404,366       0.15      202,183    6.692     432.86       579       72.2
3.001 - 4.000.................       10       1,943,996       0.71      194,400    8.582     398.33       632       83.2
4.001 - 5.000.................       45       9,634,096       3.51      214,091    8.447     360.98       634       79.8
5.001 - 6.000.................      177      42,341,917      15.44      239,220    7.829     365.89       621       77.1
6.001 - 7.000.................      602     133,577,419      48.70      221,889    8.100     364.87       625       80.4
7.001 - 8.000.................      301      79,364,188      28.94      263,668    8.704     369.76       637       80.7
8.001 - 9.000.................       19       6,256,279       2.28      329,278    9.223     364.80       603       81.0
9.001 - 10.000................        3         332,552       0.12      110,851   10.383     409.90       568       93.2
10.001 - 11.000...............        1          50,384       0.02       50,384   11.400     359.00       544       90.0
                                  -----    ------------     ------
Total/Avg./Wtd. Avg...........    1,163    $274,278,793     100.00%
                                  =====    ============     ======

------------
(1)  The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 6.629%.

      MAXIMUM MORTGAGE RATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF             WEIGHTED   WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE    AVERAGE   AVERAGE    WEIGHTED
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    GROSS    REMAINING    CREDIT     AVERAGE
RANGE OF MAXIMUM MORTGAGE        MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU      LTV/
RATES (%)                         LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE    CLTV
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  --------

12.001 - 12.500...............        4    $    799,554      0.29%     $199,889    5.763%    358.46       610       68.2%
12.501 - 13.000...............       11       2,467,853      0.90       224,350    6.407     370.39       634       78.4
13.001 - 13.500...............       33       8,694,175      3.17       263,460    6.793     363.74       642       77.2
13.501 - 14.000...............      104      26,786,759      9.77       257,565    7.206     368.40       644       78.3
14.001 - 14.500...............      125      33,425,489     12.19       267,404    7.483     359.85       650       79.8
14.501 - 15.000...............      266      65,169,598     23.76       244,998    7.878     366.73       633       79.0
15.001 - 15.500...............      216      54,334,928     19.81       251,551    8.317     370.49       638       80.3
15.501 - 16.000...............      148      33,583,655     12.24       226,917    8.794     363.84       615       80.1
16.001 - 16.500...............       87      19,804,508      7.22       227,638    9.295     368.76       606       79.8
16.501 - 17.000...............       61      12,183,214      4.44       199,725    9.793     358.71       579       83.1
17.001 - 17.500...............       39       7,063,845      2.58       181,124   10.242     387.56       583       84.2
17.501 - 18.000...............       35       4,901,506      1.79       140,043   10.755     358.42       584       88.0
18.001 - 18.500...............       22       3,528,984      1.29       160,408   11.297     378.35       578       86.7
18.501 - 19.000...............        7         768,774      0.28       109,825   11.782     373.89       559       92.1
19.001 - 19.500...............        3         281,349      0.10        93,783   12.276     359.00       566       96.0
Greater than 19.500...........        2         484,601      0.18       242,300   12.713     359.00       538       93.5
                                  -----    ------------    ------
Total/Avg./Wtd. Avg...........    1,163    $274,278,793    100.00%
                                  =====    ============    ======

------------
(1)  The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 15.175%.

                                      A-19

    INITIAL PERIODIC RATE CAPS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF             WEIGHTED   WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    AVERAGE    WEIGHTED
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING    CREDIT     AVERAGE
INITIAL PERIODIC RATE CAP        MORTGAGE      BALANCE      BALANCE   PRINCIPAL  MORTGAGE     TERM      BUREAU      LTV/
(%)                               LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE    CLTV
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  --------

1.000.........................       22    $  6,842,264      2.49%     $311,012    8.002%    358.44       580       81.9%
1.500.........................    1,008     236,112,247     86.08       234,238    8.316     367.49       627       79.9
2.000.........................        7       1,553,773      0.57       221,968    8.193     391.29       617       75.8
3.000.........................      126      29,770,509     10.85       236,274    8.037     360.95       643       80.5
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg........    1,163    $274,278,793    100.00%
                                  =====    ============    ======

------------
(1)  The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable
     Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
     Date was approximately 1.653%.

  SUBSEQUENT PERIODIC RATE CAPS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF             WEIGHTED  WEIGHTED    WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    AVERAGE    WEIGHTED
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    GROSS    REMAINING    CREDIT    AVERAGE
SUBSEQUENT PERIODIC RATE         MORTGAGE      BALANCE      BALANCE   PRINCIPAL  MORTGAGE    TERM       BUREAU      LTV/
CAP (%)                           LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE    (MONTHS)   RISK SCORE    CLTV
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  --------

1.000.........................      138    $ 34,499,070     12.58%     $249,993    8.052%    360.37       632       81.2%
1.500.........................    1,024     239,530,000     87.33       233,916    8.309     367.60       627       79.9
3.000.........................        1         249,723      0.09       249,723    8.950     358.00       543       67.9
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg........    1,163    $274,278,793    100.00%
                                  =====    ============    ======

------------
(1)  The weighted average Subsequent Periodic Rate Cap for the Group 2
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 1.438%.

                                      A-20

      MINIMUM MORTGAGE RATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF             WEIGHTED   WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE     AVERAGE   WEIGHTED
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    GROSS    REMAINING    CREDIT     AVERAGE
RANGE OF MINIMUM MORTGAGE        MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU      LTV/
RATES (%)                         LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE    CLTV
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  --------

4.000  - 5.000................        1    $    278,766      0.10%     $278,766    6.875%    359.00       715       90.0%
5.001 - 6.000.................        9       2,274,801      0.83       252,756    6.361     371.87       581       73.0
6.001 - 7.000.................      106      26,258,513      9.57       247,722    6.857     367.61       641       77.0
7.001 - 8.000.................      407     103,727,504     37.82       254,859    7.708     364.80       640       79.4
8.001 - 9.000.................      374      90,520,907     33.00       242,035    8.464     367.09       631       80.0
9.001 - 10.000................      156      33,967,137     12.38       217,738    9.483     366.08       596       81.5
Greater than 10.000...........      110      17,251,165      6.29       156,829   10.779     375.14       579       86.3
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg........    1,163    $274,278,793    100.00%
                                  =====    ============    ======

------------
(1)  The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 8.239%.

      NEXT ADJUSTMENT DATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF             WEIGHTED   WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE     AVERAGE   WEIGHTED
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    GROSS    REMAINING    CREDIT    AVERAGE
                                 MORTGAGE      BALANCE      BALANCE   PRINCIPAL  MORTGAGE     TERM      BUREAU      LTV/
NEXT ADJUSTMENT DATE              LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE    CLTV
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  --------

August 2006...................        1    $    236,136      0.09%     $236,136    6.500%    356.00       522       63.2%
October 2006..................        9       3,304,446      1.20       367,161    8.286     358.00       587       82.9
November 2006.................        9       2,529,179      0.92       281,020    7.891     359.00       577       82.7
December 2006.................        1         425,000      0.15       425,000    6.650     360.00       595       88.2
January 2008..................        3         697,913      0.25       232,638    7.617     355.00       664       80.0
February 2008.................       25       5,184,866      1.89       207,395    8.078     356.00       634       79.3
March 2008....................       34       8,263,888      3.01       243,056    7.898     357.00       648       81.9
April 2008....................      395      86,431,949     31.51       218,815    8.264     363.63       635       80.7
May 2008......................      609     149,804,513     54.62       245,984    8.316     369.54       624       79.6
June 2008.....................       31       7,422,544      2.71       239,437    8.420     370.59       630       79.9
January 2009..................        4         900,302      0.33       225,076    8.415     355.00       592       84.0
February 2009.................        2         258,404      0.09       129,202    7.827     356.71       674       85.8
March 2009....................        3         362,323      0.13       120,774    8.997     357.00       640       78.0
April 2009....................       20       4,634,593      1.69       231,730    8.962     375.59       609       79.8
May 2009......................       13       2,748,157      1.00       211,397    7.728     359.00       613       77.0
May 2011......................        3         614,578      0.22       204,859    7.517     373.64       602       68.9
June 2011.....................        1         460,000      0.17       460,000    6.950     360.00       614       75.0
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg........    1,163    $274,278,793    100.00%
                                  =====    ============    ======

------------
(1)  The weighted average Next Adjustment Date for the Group 2 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     is April 2008.

                                      A-21

              INTEREST ONLY PERIODS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF             WEIGHTED   WEIGHTED   WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    AVERAGE    WEIGHTED
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT    CURRENT  REMAINING    CREDIT     AVERAGE
INTEREST ONLY PERIOD             MORTGAGE      BALANCE      BALANCE   PRINCIPAL  MORTGAGE     TERM      BUREAU      LTV/
(MONTHS)                          LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE    CLTV
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  ----------  --------

0.............................    1,841    $321,828,124     70.44%     $174,812    8.649%    358.09      606       81.1%
24............................       30       7,626,480      1.67       254,216    7.736     357.63      648       80.4
36............................        5       1,292,999      0.28       258,600    8.270     357.85      671       80.0
60............................      426     126,123,195     27.61       296,064    7.832     358.61      658       80.3
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg.......     2,302    $456,870,799    100.00%
                                  =====    ============    ======

                                      A-22

                               THE MORTGAGE LOANS

                  MORTGAGE LOAN PROGRAMS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    AVERAGE
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
MORTGAGE LOAN PROGRAM              LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

30-Year 6-month LIBOR.........        46     $ 12,535,540       1.71%      $272,512     8.408%     358.44       567       80.7%
2/28 6-month LIBOR............     1,340      241,779,658      33.04        180,433     8.517      358.48       601       79.5
2/38 6-month LIBOR............       174       36,061,484       4.93        207,250     8.333      478.80       603       78.1
2/28 6-month LIBOR -
   24-month Interest Only.....        80       15,644,055       2.14        195,551     7.689      357.59       630       81.3
2/28 6-month LIBOR -
   60-month Interest Only.....       597      152,941,549      20.90        256,183     7.923      358.59       649       80.8
3/27 6-month LIBOR............        70       12,026,304       1.64        171,804     8.470      357.73       596       80.5
3/37 6-month LIBOR............         3          809,145       0.11        269,715    10.559      478.16       548       78.0
3/27 6-month LIBOR -
  36-month Interest Only......         9        1,925,699       0.26        213,967     8.046      357.67       645       78.3
3/27 6-month LIBOR -
  60-month Interest Only......        25        4,762,240       0.65        190,490     7.851      358.47       607       79.9
5/25 6-month LIBOR............         7        1,890,061       0.26        270,009     7.480      359.24       608       72.7
5/35 6-month LIBOR............         1           74,972       0.01         74,972     7.000      479.00       719       63.3
10-Year Fixed -
   Second Lien................         1           44,565       0.01         44,565    10.625      118.00       616       31.1
15-Year Fixed.................        27        2,720,723       0.37        100,768     8.662      178.53       598       73.7
15-Year Fixed -
   Second Lien................        14          385,911       0.05         27,565    11.505      178.14       627       82.0
15-Year Fixed - Credit
  Comeback....................         7          956,214       0.13        136,602     8.766      177.60       570       72.9
20-Year Fixed.................         1           49,937       0.01         49,937    10.375      239.00       548       36.5
20-Year Fixed -
   Second Lien................        28        1,173,191       0.16         41,900    11.127      238.43       639       83.7
30-Year Fixed.................       669      129,481,222      17.69        193,544     8.514      358.30       595       80.0
30-Year Fixed - Credit
   Comeback...................       177       30,821,953       4.21        174,135     8.624      358.37       591       79.6
40-Year Fixed.................        84       19,805,063       2.71        235,775     8.461      478.67       602       81.2
40-Year Fixed - Credit
  Comeback....................         8        1,918,729       0.26        239,841     8.717      478.90       614       69.3
30-Year Fixed - 60-month
  Interest Only...............       142       35,471,805       4.85        249,801     7.565      358.56       637       79.7
30/15-Year Fixed Balloon .....         1           76,389       0.01         76,389    11.000      176.00       623       84.1
30/15-Year Fixed Balloon -
   Second Lien................       603       28,390,588       3.88         47,082    11.728      178.55       643       97.9
                                   -----     ------------     ------
      Total/Avg./Wtd. Avg.....     4,114     $731,746,999     100.00%
                                   =====     ============     ======

                                      A-23

            ORIGINAL TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                              WEIGHTED
                                                              PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                               AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                 NUMBER OF     PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    AVERAGE
                                  MORTGAGE      BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
ORIGINAL TERM (MONTHS)             LOANS      OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------------   ---------   -------------   -----------   ---------   --------   ---------   --------   --------

ARM 360.......................     2,174     $ 443,505,107      60.61%      $204,004     8.265%     358.47       618      80.0%
ARM 480.......................       178        36,945,602       5.05        207,560     8.380      478.78       602      78.1
Fixed 120.....................         1            44,565       0.01         44,565    10.625      118.00       616      31.1
Fixed 180.....................       652        32,529,824       4.45         49,892    11.380      178.51       637      94.9
Fixed 240.....................        29         1,223,129       0.17         42,177    11.096      238.45       635      81.8
Fixed 360.....................       988       195,774,980      26.75        198,153     8.360      358.36       602      79.9
Fixed 480.....................        92        21,723,792       2.97        236,128     8.483      478.69       603      80.1
                                   -----     -------------     ------
   Total/Avg./Wtd. Avg........     4,114     $ 731,746,999     100.00%
                                   =====     =============     ======

             MORTGAGE LOAN PRINCIPAL BALANCES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                              AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                 NUMBER OF    PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    AVERAGE
RANGE OF MORTGAGE LOAN            MORTGAGE     BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
PRINCIPAL BALANCES                 LOANS     OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

$0.01 - $25,000.00............       128     $  2,533,000       0.35%      $ 19,789    12.178%     183.00       615       95.2%
$25,000.01 - $50,000.00.......       311       11,450,885       1.56         36,820    11.658      193.01       627       94.4
$50,000.01 - $75,000.00.......       403       25,013,365       3.42         62,068    10.507      298.74       614       87.1
$75,000.01 - $100,000.00......       384       33,581,636       4.59         87,452     9.275      330.87       607       81.1
$100,000.01 - $150,000.00.....       795       98,784,405      13.50        124,257     8.432      362.96       605       81.3
$150,000.01 - $200,000.00.....       799      139,591,768      19.08        174,708     8.443      366.18       604       80.3
$200,000.01 - $250,000.00.....       426       95,077,926      12.99        223,188     8.262      367.06       607       79.7
$250,000.01 - $300,000.00.....       233       63,703,117       8.71        273,404     8.360      368.14       614       79.5
$300,000.01 - $350,000.00.....       210       68,254,351       9.33        325,021     8.016      365.61       629       79.9
$350,000.01 - $400,000.00.....       177       66,693,709       9.11        376,801     8.166      371.14       618       79.8
$400,000.01 - $450,000.00.....        89       37,820,260       5.17        424,947     7.902      369.28       614       79.4
$450,000.01 - $500,000.00.....        65       31,040,223       4.24        477,542     8.027      362.15       622       79.5
$500,000.01 - $550,000.00.....        28       14,760,936       2.02        527,176     8.052      384.55       636       82.6
$550,000.01 - $600,000.00.....        30       17,096,670       2.34        569,889     8.124      370.46       644       82.4
$600,000.01 - $650,000.00.....        10        6,332,827       0.87        633,283     7.485      370.67       636       78.4
$650,000.01 - $700,000.00.....         8        5,397,096       0.74        674,637     8.216      358.49       644       76.0
$700,000.01 - $750,000.00.....         7        5,130,536       0.70        732,934     8.809      359.00       611       72.3
$750,000.01 - $800,000.00.....         5        3,907,547       0.53        781,509     8.527      405.59       593       70.9
$800,000.01 - $850,000.00.....         1          813,910       0.11        813,910     7.625      359.00       605       75.4
$850,000.01 - $900,000.00.....         1          883,191       0.12        883,191     7.990      357.00       627       70.8
Greater than $900,000.00......         4        3,879,640       0.53        969,910     7.999      388.97       609       72.9
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     4,114     $731,746,999     100.00%
                                   =====     ============     ======

                                      A-24

      STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                              AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                 NUMBER OF    PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    AVERAGE
                                  MORTGAGE     BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
STATE                              LOANS     OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

Alabama.......................        49     $  6,209,303       0.85%      $126,720    8.959%      356.18       589       86.2%
Alaska........................         8        1,311,057       0.18        163,882    8.302       353.99       610       81.5
Arizona.......................       194       32,463,395       4.44        167,337    8.396       361.80       605       79.9
Arkansas......................        17        1,647,011       0.23         96,883    9.210       362.62       608       89.1
California....................       614      179,663,863      24.55        292,612    8.052       361.76       631       78.6
Colorado......................        91       13,722,320       1.88        150,795    8.345       364.62       610       83.3
Connecticut...................        43        7,464,648       1.02        173,596    8.656       361.15       594       79.6
Delaware......................        14        2,477,313       0.34        176,951    8.368       358.17       596       83.8
District of Columbia..........        16        4,590,260       0.63        286,891    8.076       371.02       615       78.2
Florida.......................       532       92,238,996      12.61        173,382    8.438       358.76       610       79.8
Georgia.......................       174       22,056,127       3.01        126,759    8.923       356.15       610       83.8
Hawaii........................        23        7,621,328       1.04        331,362    7.816       373.43       651       78.5
Idaho.........................        32        3,981,335       0.54        124,417    8.653       349.74       619       83.3
Illinois......................       248       40,648,909       5.56        163,907    8.926       357.56       622       81.8
Indiana.......................        56        5,251,789       0.72         93,782    9.436       356.10       601       84.0
Iowa..........................        24        2,674,345       0.37        111,431    9.264       369.06       594       86.3
Kansas........................        21        1,991,053       0.27         94,812    8.963       376.78       619       81.7
Kentucky......................        28        3,364,181       0.46        120,149    9.081       350.36       615       82.1
Louisiana.....................        37        4,177,487       0.57        112,905    9.303       362.07       576       82.1
Maine.........................        15        1,703,280       0.23        113,552    8.481       362.75       598       78.9
Maryland......................        93       20,128,382       2.75        216,434    8.748       360.70       594       78.7
Massachusetts.................        80       15,022,023       2.05        187,775    8.457       356.83       596       77.3
Michigan......................        87       10,329,036       1.41        118,725    8.665       362.60       602       82.6
Minnesota.....................        60        8,567,120       1.17        142,785    8.700       360.42       620       83.0
Mississippi...................        22        2,501,037       0.34        113,683    9.034       352.78       591       85.6
Missouri......................        42        3,939,483       0.54         93,797    9.558       354.35       580       85.6
Montana.......................         9        1,412,901       0.19        156,989    9.435       354.48       577       78.8
Nebraska......................         7        1,010,911       0.14        144,416    9.409       358.40       597       87.4
Nevada........................        98       17,072,579       2.33        174,210    8.230       359.59       622       81.0
New Hampshire.................        26        3,960,350       0.54        152,321    8.262       348.63       602       79.9
New Jersey....................        87       23,662,795       3.23        271,986    8.495       367.97       595       78.6
New Mexico....................        24        4,157,185       0.57        173,216    8.724       356.39       602       77.3
New York......................       126       31,863,965       4.35        252,889    8.399       364.78       611       77.6
North Carolina................        76        9,397,493       1.28        123,651    9.216       356.30       595       85.5
North Dakota..................         2          156,616       0.02         78,308    8.527       319.15       642       84.3
Ohio..........................        60        5,767,913       0.79         96,132    8.920       355.17       590       82.7
Oklahoma......................        33        2,908,248       0.40         88,129    8.893       353.19       608       83.5
Oregon........................        55       10,328,609       1.41        187,793    8.228       364.17       612       80.6
Pennsylvania..................        94       12,869,341       1.76        136,908    8.821       359.90       587       82.7
Rhode Island..................        10        1,782,840       0.24        178,284    8.646       348.07       630       80.0
South Carolina................        33        4,444,766       0.61        134,690    9.179       356.28       590       81.4
South Dakota..................         4          337,318       0.05         84,329    8.360       388.64       601       87.5
Tennessee.....................        74        8,318,076       1.14        112,406    8.569       349.08       607       83.0
Texas.........................       356       40,590,160       5.55        114,017    8.777       354.08       606       84.8
Utah..........................        44        6,188,622       0.85        140,651    8.175       350.68       622       83.5
Vermont.......................         4          466,252       0.06        116,563    8.346       358.87       574       81.7
Virginia......................       113       22,275,601       3.04        197,129    8.112       358.44       607       80.8
Washington....................       118       23,004,917       3.14        194,957    7.987       356.03       615       81.2
West Virginia.................         8          908,310       0.12        113,539    8.464       400.47       617       82.9
Wisconsin.....................        24        2,322,557       0.32         96,773    9.554       369.30       607       87.3
Wyoming.......................         9          793,592       0.11         88,177    8.913       318.25       617       86.4
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg.......      4,114     $731,746,999     100.00%
                                   =====     ============     ======

                                      A-25

             LOAN-TO-VALUE RATIOS AND COMBINED LOAN-TO-VALUE RATIOS
           FOR THE MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
RANGE OF LOAN-TO-VALUE           NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    AVERAGE
RATIOS AND COMBINED               MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
LOAN-TO-VALUE RATIOS (%)           LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less.................        84     $ 10,466,107        1.43%     $124,597     8.254%     353.04       585       41.3%
50.01 - 55.00.................        43        7,343,169        1.00       170,771     7.992      360.22       575       53.0
55.01 - 60.00.................        62       11,993,768        1.64       193,448     7.862      371.98       589       57.9
60.01 - 65.00.................       125       28,829,646        3.94       230,637     8.027      368.93       575       63.2
65.01 - 70.00.................       171       36,936,717        5.05       216,004     8.033      375.22       581       68.7
70.01 - 75.00.................       289       64,941,482        8.87       224,711     8.263      366.20       587       73.8
75.01 - 80.00.................     1,578      314,857,857       43.03       199,530     8.173      366.40       630       79.7
80.01 - 85.00.................       342       69,603,924        9.51       203,520     8.412      366.16       590       84.1
85.01 - 90.00.................       526      113,226,350       15.47       215,259     8.461      367.81       617       89.5
90.01 - 95.00.................       181       30,201,696        4.13       166,860     9.593      361.26       600       94.6
95.01 - 100.00................       713       43,346,283        5.92        60,794    10.838      250.21       640       99.9
                                   -----     ------------      ------
   Total/Avg./Wtd. Avg........     4,114     $731,746,999      100.00%
                                   =====     ============      ======

                  CURRENT MORTGAGE RATES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     AVERAGE
RANGE OF CURRENT MORTGAGE         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
RATES (%)                          LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

 4.501 -  5.000...............         1     $    121,983        0.02%    $121,983      4.750%     358.00       568       78.7%
 5.001 -  5.500...............         3          676,008        0.09      225,336      5.500      359.00       600       61.1
 5.501 -  6.000...............        18        4,255,324        0.58      236,407      5.915      369.78       612       73.3
 6.001 -  6.500...............        76       21,097,313        2.88      277,596      6.366      361.29       624       73.5
 6.501 -  7.000...............       232       53,778,211        7.35      231,803      6.844      369.12       635       77.5
 7.001 -  7.500...............       362       83,551,724       11.42      230,806      7.345      362.57       630       79.0
 7.501 -  8.000...............       792      172,456,913       23.57      217,749      7.821      368.08       622       78.7
 8.001 -  8.500...............       590      126,382,044       17.27      214,207      8.296      368.08       621       80.5
 8.501 -  9.000...............       473       91,710,516       12.53      193,891      8.779      368.22       602       80.4
 9.001 -  9.500...............       277       49,901,970        6.82      180,152      9.290      370.90       592       81.1
 9.501 - 10.000...............       303       42,163,064        5.76      139,152      9.796      355.63       581       83.2
10.001 - 10.500...............       162       24,140,328        3.30      149,014     10.279      365.64       573       82.7
10.501 - 11.000...............       184       22,909,835        3.13      124,510     10.786      341.53       586       85.4
11.001 - 11.500...............       183       15,580,860        2.13       85,141     11.317      286.12       607       90.3
11.501 - 12.000...............       166        9,611,691        1.31       57,902     11.790      238.90       623       95.4
12.001 - 12.500...............       111        5,961,147        0.81       53,704     12.249      250.55       614       95.8
12.501 - 13.000...............        90        3,879,177        0.53       43,102     12.790      206.31       608       98.3
13.001 - 13.500...............        65        2,206,583        0.30       33,947     13.263      180.19       603       99.8
13.501 - 14.000...............        22          820,119        0.11       37,278     13.756      192.34       609       98.0
Greater than 14.000...........         4          542,191        0.07      135,548     14.301      333.09       551       95.5
                                   -----     ------------      ------
   Total/Avg./Wtd. Avg........     4,114     $731,746,999      100.00%
                                   =====     ============      ======

                                      A-26

              TYPES OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     AVERAGE
                                 MORTGAGE       BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       LTV/
MORTGAGED PROPERTY TYPE            LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

Single Family Residence.......     3,081     $540,567,519       73.87%     $175,452     8.434%     360.35       610       80.4%
Planned Unit Development......       615      118,897,414       16.25       193,329     8.373      359.01       616       81.5
Low-Rise Condominium..........       299       47,008,780        6.42       157,220     8.614      354.22       637       81.7
Two Family Home...............        68       12,836,472        1.75       188,772     8.862      358.05       611       79.4
High-Rise Condominium.........        21        5,070,110        0.69       241,434     8.791      350.48       659       80.6
Three Family Home.............        14        4,563,968        0.62       325,998     8.412      399.22       624       68.0
Manufactured Housing(1).......        11        1,601,169        0.22       145,561     9.130      358.38       648       71.1
Four Family Home..............         5        1,201,567        0.16       240,313     7.992      358.38       606       73.4
                                   -----     ------------      ------
   Total/Avg./Wtd. Avg........     4,114     $731,746,999      100.00%
                                   =====     ============      ======

----------
(1)  Treated as real property.

                      LOAN PURPOSES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     AVERAGE
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
LOAN PURPOSE                       LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

Refinance - Cash Out..........     1,908     $386,799,414       52.86%     $202,725     8.302%     366.89       593       77.9%
Purchase......................     2,001      315,515,370       43.12       157,679     8.628      352.12       639       83.7
Refinance - Rate/Term.........       205       29,432,215        4.02       143,572     8.383      350.58       605       81.8
                                   -----     ------------      ------
   Total/Avg./Wtd. Avg........     4,114     $731,746,999      100.00%
                                   =====     ============      ======

                     OCCUPANCY TYPES FOR THE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     AVERAGE
                                 MORTGAGE       BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       LTV/
OCCUPANCY TYPE                     LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

Owner Occupied................     4,012     $713,753,089       97.54%     $177,905     8.433%     359.67       613       80.6%
Investment Property...........        75       11,733,852        1.60       156,451     9.030      370.13       646       82.2
Second Home...................        27        6,260,058        0.86       231,854     8.871      362.72       613       77.4
                                   -----     ------------      ------
   Total/Avg./Wtd. Avg........     4,114     $731,746,999      100.00%
                                   =====     ============      ======

------------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-27

            REMAINING TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     AVERAGE
RANGE OF REMAINING TERMS         MORTGAGE       BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       LTV/
(MONTHS)                           LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

1 - 120.......................         1     $     44,565        0.01%     $ 44,565    10.625%     118.00       616       31.1%
121 - 180.....................       652       32,529,824        4.45        49,892    11.380      178.51       637       94.9
181 - 300.....................        29        1,223,129        0.17        42,177    11.096      238.45       635       81.8
301 - 360.....................     3,162      639,280,088       87.36       202,176     8.294      358.43       613       80.0
Greater than 360..............       270       58,669,394        8.02       217,294     8.418      478.75       602       78.8
                                   -----     ------------      ------
   Total/Avg./Wtd. Avg........     4,114     $731,746,999      100.00%
                                   =====     ============      ======

                 LOAN DOCUMENTATION TYPES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE     AVERAGE    CREDIT    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     AVERAGE
                                 MORTGAGE       BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       LTV/
LOAN DOCUMENTATION TYPE            LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

Full Documentation............     2,621     $431,659,788       58.99%     $164,693     8.252%     361.04       601       81.2%
Stated Income.................     1,493      300,087,211       41.01       200,996     8.725      358.17       631       79.7
                                   -----     ------------      ------
   Total/Avg./Wtd. Avg........     4,114     $731,746,999      100.00%
                                   =====     ============      ======

               CREDIT BUREAU RISK SCORES(1) FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     AVERAGE
RANGE OF CREDIT BUREAU RISK      MORTGAGE       BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
SCORES                             LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

801 - 820.....................         2     $    139,940        0.02%     $ 69,970     8.634%     423.30       804       76.2%
781 - 800.....................         5        1,334,551        0.18       266,910     9.074      358.60       791       84.0
761 - 780.....................        11        2,271,063        0.31       206,460     8.178      350.56       773       83.1
741 - 760.....................        20        5,170,754        0.71       258,538     7.771      355.86       748       83.4
721 - 740.....................        42       10,972,324        1.50       261,246     8.093      350.46       731       82.9
701 - 720.....................        97       21,740,062        2.97       224,124     7.972      345.85       709       82.9
681 - 700.....................       192       36,749,288        5.02       191,403     8.164      354.32       689       83.1
661 - 680.....................       374       65,718,180        8.98       175,717     8.162      349.02       670       82.8
641 - 660.....................       438       82,155,040       11.23       187,569     8.259      355.86       650       81.9
621 - 640.....................       517       90,614,066       12.38       175,269     8.375      356.65       630       81.9
601 - 620.....................       626      100,265,750       13.70       160,169     8.241      361.17       610       81.5
581 - 600.....................       726      116,554,332       15.93       160,543     8.443      362.58       590       80.5
561 - 580.....................       390       76,809,642       10.50       196,948     8.493      367.56       571       79.7
541 - 560.....................       307       56,490,379        7.72       184,008     8.924      369.20       551       78.3
521 - 540.....................       201       36,426,589        4.98       181,227     9.300      371.26       530       74.5
501 - 520.....................       159       26,900,809        3.68       169,187     9.469      359.88       510       72.5
500 or Less...................         7        1,434,229        0.20       204,890     8.450      358.68       500       64.1
                                   -----     ------------      ------
   Total/Avg./Wtd. Avg........     4,114     $731,746,999      100.00%
                                   =====     ============      ======

------------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-28

                 CREDIT GRADE CATEGORIES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     AVERAGE
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK        LTV/
CREDIT GRADE CATEGORY              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

A- ...........................      147     $ 35,099,400        4.80%     $238,771     8.445%     365.26       579       78.1%
B ............................      247       47,744,681        6.52       193,298     8.524      365.79       577       76.2
C ............................      201       33,367,396        4.56       166,007     8.762      370.06       576       73.9
C- ...........................      152       21,964,642        3.00       144,504     8.500      372.21       591       79.0
D ............................       18        2,942,882        0.40       163,493     9.073      367.67       548       71.7
PP ...........................    2,521      438,314,691       59.90       173,865     8.455      357.11       623       81.8
PR ...........................      828      152,313,307       20.82       183,953     8.308      360.53       616       80.7
                                  -----     ------------      ------
   Total/Avg./Wtd. Avg .......    4,114     $731,746,999      100.00%
                                  =====     ============      ======

                PREPAYMENT PENALTY PERIODS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     AVERAGE
PREPAYMENT PENALTY PERIOD        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0 ............................     1,309    $205,377,319       28.07%     $156,896     8.991%     354.06       608       81.0%
12 ...........................       123      29,212,402        3.99       237,499     8.409      364.41       619       77.6
24 ...........................     1,827     339,911,343       46.45       186,049     8.224      362.83       619       80.4
30 ...........................         1         155,570        0.02       155,570    12.090      358.00       574       95.0
36 ...........................       378      61,956,795        8.47       163,907     8.480      350.05       603       81.0
42 ...........................         2         266,743        0.04       133,371     6.990      421.03       627       75.9
48 ...........................         1         496,663        0.07       496,663     7.950      359.00       580       74.6
60 ...........................       473      94,370,166       12.90       199,514     8.049      366.67       610       80.6
                                   -----    ------------      ------
   Total/Avg./Wtd. Avg .......     4,114    $731,746,999      100.00%
                                   =====    ============      ======

      MONTHS TO NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                           WEIGHTED                                                                              WEIGHTED
                            AVERAGE                              PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                           MONTHS TO   NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
RANGE OF MONTHS              NEXT        OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     AVERAGE
TO NEXT                   ADJUSTMENT  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
ADJUSTMENT DATE              DATE       LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------  ----------  --------   ------------   -----------   ---------   --------   ---------   --------   --------

0 - 6 ..................         4         46    $ 12,535,540        2.61%     $272,512     8.408%     358.44       567       80.7%
19 - 24 ................        23      2,191     446,426,747       92.92       203,755     8.270      368.21       619       79.9
25 - 31 ................        31         11       2,001,545        0.42       181,959     8.329      355.00       590       83.9
32 - 37 ................        34         96      17,521,843        3.65       182,519     8.368      363.80       603       79.6
38 or Greater ..........        59          8       1,965,034        0.41       245,629     7.461      363.81       612       72.3
                                        -----    ------------      ------
   Total/Avg./Wtd. Avg..                2,352    $480,450,709      100.00%
                                        =====    ============      ======

                                      A-29

              GROSS MARGINS FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     AVERAGE
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
RANGE OF GROSS MARGINS (%)         LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000 or Less ................        1     $    109,800       0.02%      $109,800     9.250%     360.00       544       78.4%
1.001 - 2.000 ................        3          430,036       0.09        143,345     8.506      358.33       591       85.4
2.001 - 3.000 ................        4          741,415       0.15        185,354     7.552      399.28       564       77.3
3.001 - 4.000 ................       23        4,318,993       0.90        187,782     8.208      376.65       624       82.2
4.001 - 5.000 ................      104       20,030,975       4.17        192,606     8.460      364.53       624       80.7
5.001 - 6.000 ................      336       69,378,129      14.44        206,483     7.827      366.59       616       77.3
6.001 - 7.000 ................    1,300      252,364,732      52.53        194,127     8.093      366.80       614       80.0
7.001 - 8.000 ................      543      124,104,581      25.83        228,554     8.788      370.12       623       80.8
8.001 - 9.000 ................       28        7,899,572       1.64        282,128     9.214      368.08       599       81.0
9.001 - 10.000 ...............        9        1,022,091       0.21        113,566    10.491      384.84       584       85.9
10.001 - 11.000 ..............        1           50,384       0.01         50,384    11.400      359.00       544       90.0
                                  -----     ------------     ------
   Total/Avg./Wtd. Avg .......    2,352     $480,450,709     100.00%
                                  =====     ============     ======

----------
(1)  The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in
     the Statistical Calculation Pool as of the Cut-off Date was approximately
     6.581%.

          MAXIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     AVERAGE
RANGE OF MAXIMUM MORTGAGE        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
RATES (%)                          LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

11.501 - 12.000 ..............         1    $    121,983       0.03%      $121,983     4.750%     358.00       568       78.7%
12.001 - 12.500 ..............         8       1,568,473       0.33        196,059     5.935      358.26       621       67.2
12.501 - 13.000 ..............        34       7,122,327       1.48        209,480     6.481      367.97       632       75.4
13.001 - 13.500 ..............        91      20,883,459       4.35        229,489     6.836      362.17       623       77.2
13.501 - 14.000 ..............       237      49,525,989      10.31        208,970     7.261      368.81       627       77.6
14.001 - 14.500 ..............       275      60,364,884      12.56        219,509     7.497      361.84       633       79.7
14.501 - 15.000 ..............       520     109,796,812      22.85        211,148     7.894      367.94       625       78.8
15.001 - 15.500 ..............       397      86,518,713      18.01        217,931     8.336      371.30       626       80.5
15.501 - 16.000 ..............       269      55,120,528      11.47        204,909     8.813      366.80       606       80.7
16.001 - 16.500 ..............       168      32,759,684       6.82        194,998     9.319      371.31       596       80.4
16.501 - 17.000 ..............       146      24,339,472       5.07        166,709     9.793      364.16       582       83.7
17.001 - 17.500 ..............        80      13,980,880       2.91        174,761    10.250      380.20       573       83.3
17.501 - 18.000 ..............        71      10,270,029       2.14        144,648    10.768      361.45       578       83.2
18.001 - 18.500 ..............        38       6,139,758       1.28        161,573    11.297      369.87       570       86.2
18.501 - 19.000 ..............         9       1,005,831       0.21        111,759    11.783      370.14       548       89.2
19.001 - 19.500 ..............         5         399,304       0.08         79,861    12.297      358.46       579       93.0
Greater than 19.500 ..........         3         532,583       0.11        177,528    12.806      358.91       547       94.1
                                   -----    ------------     ------
   Total/Avg./Wtd. Avg .......     2,352    $480,450,709     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 15.142%.

                                      A-30

        INITIAL PERIODIC RATE CAPS FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     AVERAGE
INITIAL PERIODIC RATE            MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
CAP (%)                            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000 ........................        52    $ 13,349,699       2.78%      $256,725     8.458%     358.42       567       80.5%
1.500 ........................     1,938     395,054,430      82.23        203,846     8.312      368.47       618       80.1
2.000 ........................        18       3,321,411       0.69        184,523     8.023      373.41       620       77.1
3.000 ........................       344      68,725,168      14.30        199,782     8.033      364.95       619       79.0
                                   -----    ------------     ------
   Total/Avg./Wtd. Avg .......     2,352    $480,450,709     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Initial Periodic Rate Cap for the Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 1.704%.

      SUBSEQUENT PERIODIC RATE CAPS FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     AVERAGE
SUBSEQUENT PERIODIC RATE         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
CAP (%)                            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000 ........................       374    $ 78,005,350       16.24%     $208,570     8.122%     363.39       611       79.5%
1.500 ........................     1,975     401,879,231       83.65       203,483     8.304      368.57       618       80.0
2.000 ........................         1         239,605        0.05       239,605     7.000      358.00       618       80.0
3.000 ........................         2         326,523        0.07       163,261     8.950      358.00       552       70.8
                                   -----    ------------      ------
   Total/Avg./Wtd. Avg .......     2,352    $480,450,709      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 1.420%.

          MINIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    WEIGHTED
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     AVERAGE
RANGE OF MINIMUM MORTGAGE        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       LTV/
RATES (%)                          LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      CLTV
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

4.001 - 5.000 ................         4    $    917,343        0.19%     $229,336     6.803%     358.87       643       80.0%
5.001 - 6.000 ................        36       6,804,015        1.42       189,000     6.664      372.85       597       73.2
6.001 - 7.000 ................       246      52,895,768       11.01       215,023     6.946      368.33       625       76.6
7.001 - 8.000 ................       827     178,938,396       37.24       216,370     7.698      365.82       629       79.1
8.001 - 9.000 ................       695     147,151,458       30.63       211,729     8.477      368.50       620       80.5
9.001 - 10.000 ...............       334      60,873,593       12.67       182,256     9.508      368.60       590       82.3
Greater than 10.000 ..........       210      32,870,135        6.84       156,524    10.725      371.14       572       84.0
                                   -----    ------------      ------
   Total/Avg./Wtd. Avg .......     2,352    $480,450,709      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 8.211%.

                                      A-31

          NEXT ADJUSTMENT DATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT      AVERAGE
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       LTV/
NEXT ADJUSTMENT DATE               LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

August 2006 ..................         3     $    589,102       0.12%      $196,367    8.215%      356.00        541        74.2%
October 2006 .................        17        5,698,486       1.19        335,205    8.460       358.00        568        81.0
November 2006 ................        25        5,822,951       1.21        232,918    8.505       359.00        567        80.5
December 2006 ................         1          425,000       0.09        425,000    6.650       360.00        595        88.2
January 2008 .................        16        2,635,802       0.55        164,738    7.683       355.00        628        78.4
February 2008 ................        53        9,337,443       1.94        176,178    7.941       356.00        620        78.7
March 2008 ...................        96       18,742,291       3.90        195,232    7.901       357.03        626        81.9
April 2008 ...................       807      156,482,053      32.57        193,906    8.241       364.80        621        79.9
May 2008 .....................     1,162      247,062,406      51.42        212,618    8.322       371.60        616        79.8
June 2008 ....................        57       12,166,752       2.53        213,452    8.544       372.58        620        80.8
January 2009 .................        11        2,001,545       0.42        181,959    8.329       355.00        590        83.9
February 2009 ................        11        1,584,629       0.33        144,057    8.622       356.12        609        83.6
March 2009 ...................         6          726,260       0.15        121,043    8.259       357.00        621        74.9
April 2009 ...................        38        7,710,037       1.60        202,896    8.730       368.66        602        79.4
May 2009 .....................        41        7,500,917       1.56        182,949    7.953       361.09        601        79.4
May 2011 .....................         7        1,505,034       0.31        215,005    7.617       364.98        611        71.5
June 2011 ....................         1          460,000       0.10        460,000    6.950       360.00        614        75.0
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     2,352     $480,450,709     100.00%
                                   =====     ============     ======

----------
(1)  The weighted average Next Adjustment Date for the Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date is April
     2008.

                  INTEREST ONLY PERIODS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                             PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE    WEIGHTED
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT      AVERAGE
INTEREST ONLY PERIOD              MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       LTV/
(MONTHS)                           LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     CLTV
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   ----------   --------

0 ............................     3,261     $521,001,651      71.20%      $159,767    8.689%      360.42        601        80.5%
24 ...........................        80       15,644,055       2.14        195,551    7.689       357.59        630        81.3
36 ...........................         9        1,925,699       0.26        213,967    8.046       357.67        645        78.3
60 ...........................       764      193,175,594      26.40        252,848    7.856       358.58        646        80.6
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg .......     4,114     $731,746,999     100.00%
                                   =====     ============     ======

                                      A-32